UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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TESSERA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TESSERA TECHNOLOGIES, INC.

3025 Orchard Parkway

San Jose, CA 95134

Dear Stockholder,

We certainly appreciate your support of the Company. We are proud of our accomplishments and excited about our future. You are cordially invited to attend the Annual Meeting of the Stockholders of Tessera Technologies, Inc. which will be held on Thursday, April 30, 2015 at 11:00 a.m. Pacific Daylight Time, at the Company’s principal executive offices at 3025 Orchard Parkway, San Jose, CA 95134.

We hope that you will vote as soon as possible to ensure that your shares will be represented.

The Board of Directors and management look forward to your participation.

Sincerely yours,

/S/ THOMAS LACEY
THOMAS LACEY Chief Executive Officer

San Jose, California

March 18, 2015

TESSERA TECHNOLOGIES, INC.

3025 Orchard Parkway

San Jose, CA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 30, 2015

The Annual Meeting of the Stockholders of Tessera Technologies, Inc. (the “Company”) will be held on Thursday, April 30, 2015 at 11:00 a.m. Pacific Daylight Time, at Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, CA 95134, for the following purposes:

1.	To elect seven (7) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

2.	To hold an advisory vote on executive compensation;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2015;

4.	To approve the Company’s Sixth Amended and Restated 2003 Equity Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on March 6, 2015 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

We are pleased to be furnishing proxy materials to stockholders primarily over the Internet. We believe that this process expedites stockholders’ receipt of proxy materials and lowers the costs of printing and distributing our annual meeting materials. On or about March 20, 2015, a Notice of Internet Availability of Proxy Materials was mailed to our stockholders containing instructions on how to access our 2015 Proxy Statement and 2014 Annual Report on Form 10-K, and how to vote online. The Notice also included instructions on how you can receive a copy of your annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card by mail, via e-mail or by downloading them online. If you choose to receive your annual meeting materials by mail, the notice of annual meeting, proxy statement from the Board of Directors, proxy card and annual report will be enclosed. If you choose to receive your annual meeting materials via e-mail, the e-mail will contain voting instructions and links to the annual report and the proxy statement on the Internet, both of which are available at http://www.proxyvote.com and on our website at http://ir.tessera.com/. If you access http://www.proxyvote.com using the instructions on the Notice, you will also be given the option to elect to receive future proxy materials by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to the annual meeting materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail or in printed form by mail will remain in effect until you terminate such election.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy over the Internet, by telephone or by mail. If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors
TESSERA TECHNOLOGIES, INC.

/S/ PAUL E. DAVIS

PAUL E. DAVIS Secretary

San Jose, California

March 18, 2015

TESSERA TECHNOLOGIES, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

April 30, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies for use prior to or at the Annual Meeting of Stockholders (the “Annual Meeting”) of Tessera Technologies, Inc. (together with its subsidiaries, herein referred to as the “Company”), a Delaware corporation, to be held at 11:00 a.m. Pacific Daylight Time on Thursday, April 30, 2015 and at any adjournments or postponements thereof for the following purposes:

•	To elect seven (7) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

•	To hold an advisory vote on executive compensation;

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2015;

•	To approve the Company’s Sixth Amended and Restated 2003 Equity Incentive Plan; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We made this proxy statement and accompanying form of proxy available to stockholders beginning on March 20, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 30, 2015:

This proxy statement, form of proxy and the Company’s 2014 Annual Report on Form 10-K are available electronically at http://www.proxyvote.com and on our website at http://ir.tessera.com.

Solicitation

This solicitation is made on behalf of our Board of Directors. The Company will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on March 6, 2015 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding common stock constitutes the only class of our securities entitled to vote at the Annual Meeting, and each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on March 6, 2015, there were 52,769,028 shares of common stock issued and outstanding, which were held by approximately 24 holders of record.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock present in person or represented by proxy will constitute a quorum. We will appoint an election inspector for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting.

The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. The voting standard is discussed further under the section entitled “Proposal No. 1—Election of Directors—Voting Standard.”

All other proposals require the affirmative vote of holders of a majority of outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions have the same effect as negative votes on such proposals. Broker non-votes are not counted for any purpose in determining whether proposals have been approved.

Voting by Proxy Over the Internet, by Telephone or by Mail

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by mail are set forth on the Notice of Internet Availability of Proxy Materials mailed to you, or on the proxy card mailed to you if you chose to receive materials by mail. Instructions for voting by proxy by telephone are available on the Internet site identified on the Notice of Internet Availability of Proxy Materials or on the proxy card mailed to you if you chose to receive materials by mail. The Internet and telephone voting facilities will close at 11:59 pm Eastern Daylight Time on Wednesday, April 29, 2015. If you access http://www.proxyvote.com using the instructions on the Notice, you will also be given the option to elect to receive future proxy materials by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail or in printed form by mail will remain in effect until you terminate such election.

If you sign and return a proxy card by mail but do not give voting instructions, your shares will be voted (1) FOR ALL of the seven (7) nominees named in Proposal No. 1 in this proxy statement; (2) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company for the fiscal year ending December 31, 2015; (3) FOR the approval of compensation of our named executive officers (NEOs) as disclosed in this proxy statement; (4) FOR the approval of the Company’s Sixth Amended and Restated 2003 Equity Incentive Plan and (5) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Voting in Person at the Annual Meeting

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing with the Company’s Secretary an instrument revoking it or by submitting prior to the time of the Annual Meeting a duly executed proxy bearing a later date. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to so notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Paul E. Davis, Secretary, Tessera Technologies, Inc., at the address of our principal executive offices at 3025 Orchard Parkway, San Jose, California 95134. Our telephone number is (408) 321-6000. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board of Directors proposals to be presented at the 2016 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than November 13, 2015 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting.

Our Amended and Restated Bylaws, as amended to date, also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than December 31, 2015 and no later than January 30, 2016. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Board of Directors has nominated the seven (7) individuals identified under “Director Nominees” below for election as directors, all of whom are currently directors of the Company. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Our Board of Directors is currently comprised of ten (10) members. Messrs. Cwynar and Feld and Dr. Stultz are not standing for re-election. Directors are elected at each annual meeting and hold office until their successors are duly elected and qualified at the next annual meeting. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the seven (7) nominees designated below to serve until the 2016 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.

Director Nominees

The following table sets forth certain information concerning the nominees for directors of the Company as of March 10, 2015.

Name	Age	Director Since	Position with the Company
Tudor Brown	56	2013	Director
John Chenault	67	2013	Director
Richard S. Hill	63	2012	Chairman of the Board
Thomas Lacey	56	2013	Chief Executive Officer and Director
George A. Riedel	57	2013	Director
Christopher A. Seams	52	2013	Director
Donald E. Stout	68	2013	Director

Tudor Brown has served on the Board since May 2013. Mr. Brown was one of the founding members and until May 2012, President of ARM Holdings plc (“ARM”), a publicly-traded, semiconductor IP and software design company based in Cambridge, UK. Mr. Brown began his career at ARM over twenty years ago as a principal engineer and later assumed other roles, including Chief Technical Officer from 1997 through 2000, Chief Operating Officer from 2001 through 2008, and a member of the board of directors from 2001 through his retirement in May 2012. Mr. Brown became President of ARM in July 2008 with responsibility for developing high-level relationships with industry partners and governmental agencies and for regional development, and served as a director on ARM’s board of directors. Mr. Brown was also a non-executive director of ANT Software Limited, a UK company, from April 2005 until February 2013. He became an independent director of Lenovo Group, listed on HKSE, in January 2013 and Semiconductor Manufacturing International Corporation in August 2013 and was a member of the advisory board of Annapurna Labs up until January 2015. Mr. Brown received an MA degree in Electrical Sciences from Cambridge University, and holds one patent in low-power logic. He is a Fellow of the Institution of Engineering and Technology and a Fellow of the Royal Academy of Engineering.

The Board believes that Mr. Brown brings his experience as a founder and senior executive of one of the world’s most successful semiconductor technology and licensing companies, along with his strong operational experience and deep industry knowledge, to his role as a member of the Board.

John Chenault has served on the Board since March 2013. Mr. Chenault served as Chief Financial Officer of Novellus Systems, a semiconductor company, from April 2005 to September 2005, at which point he retired. Prior to that, he served as Vice President of Corporate Development from February 2005 to April 2005, Vice President of Operation and Administration from September 2003 to February 2005, Executive Vice President of Worldwide Sales and Service from February 2002 to September 2003 and Executive Vice President of Business

Operations from July 1997 to January 2002. Mr. Chenault also serves on the board of directors of Ultra Clean Technology. Mr. Chenault received a Bachelor of Business degree in Economics and an M.B.A. from Western Illinois University.

The Board believes Mr. Chenault brings his extensive management, financial expertise and operations experience in the semiconductor industry to his role as a member of the Board.

Richard S. Hill has served as a member of the Board since August 2012 and as Chairman of the Board since March 2013. Mr. Hill also served as the Company’s Interim Chief Executive Officer from April 15, 2013 until May 29, 2013. Mr. Hill previously served as the Chief Executive Officer and member of the board of directors of Novellus Systems Inc., until its acquisition for more than $3 billion by Lam Research Corporation in June 2012. During his nearly 20 years leading Novellus Systems, a designer, manufacturer, and marketer of semiconductor equipment used in fabricating integrated circuits, Mr. Hill grew annual revenues from approximately $100 million to over $1 billion. Before joining Novellus in 1993, Mr. Hill spent 12 years with Tektronix Corporation, a leading designer and manufacturer of test and measurement devices such as oscilloscopes and logic analyzers. Mr. Hill rose through the ranks of the corporation starting as a General Manager of the Integrated Circuits division, and finishing his time as the President of the Tektronix Development Company and Tektronix Components Corporation. Before joining Tektronix, Mr. Hill worked in a variety of engineering and management positions with General Electric, Motorola and Hughes Aircraft Company. Presently, Mr. Hill is a member of the Boards of Directors of Arrow Electronics, Inc., a global provider of products and services to industrial and commercial users of electronic components and enterprise computing, Cabot Microelectronics Corporation, the leading global supplier of chemical mechanical planarization (CMP) slurries and a growing CMP pad supplier to the semiconductor industry, and Planar Systems, Inc., a display and digital signage technology company. Mr. Hill previously served on the Board of Directors of LSI Corporation. Mr. Hill received a B.S. in Bioengineering from the University of Illinois in Chicago and an M.B.A. from Syracuse University.

The Board believes that Mr. Hill brings extensive expertise in executive management and engineering for technology and defense-related companies to his role as Chairman of the Board.

Thomas Lacey has served on the Board since May 2013 and as its Chief Executive Officer since December 9, 2013. From May 2013 until his appointment as Chief Executive Officer, Mr. Lacey served as the Company’s Interim Chief Executive Officer. Mr. Lacey is the former Chairman and Chief Executive Officer of Components Direct, a provider of cloud-based product life cycle solutions, and served in those capacities from May 2011 to April 2013. Mr. Lacey has also served on the board of directors of DSP Group, Inc. (“DSP”), a publicly-traded leading global provider of wireless chipset solutions for converged communications, since May 2012 and joined its audit committee and became chairman of its nominating and governance committee in May 2013. Mr. Lacey also previously served on the board of directors and the audit committee of publicly-traded International Rectifier Corporation, a leader in power management technology from March 2008 until January 2015. Previously, Mr. Lacey served as the President, Chief Executive Officer and a director of Phoenix Technologies Ltd., a publicly-traded, global provider of basic input-output software for personal computers, from February 2010 to February 2011. Prior to joining Phoenix Technologies Ltd., Mr. Lacey was the Corporate Vice President and General Manager of the SunFab™ Thin Film Solar Products group of Applied Materials, Inc., which trades on NASDAQ, from September 2009. Mr. Lacey previously served as President of Flextronics International’s Components Division, now Vista Point Technologies, from 2006 to 2007. Mr. Lacey joined Flextronics in connection with the sale to Flextronics of publicly-traded International Display Works, where Mr. Lacey had been Chairman, President and Chief Executive Officer from 2004 to 2006. Prior to International Display Works, Mr. Lacey held various management and executive positions at publicly-traded Intel Corporation for 13 years, including Vice President Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products. Mr. Lacey holds a Bachelor of Arts degree in computer science from the University of California, Berkeley, and masters of business administration degree from the Leavy School of Business at Santa Clara University.

The Board believes that Mr. Lacey brings his experience in the senior management of public companies, including service as chairman, president, chief executive officer and corporate vice president, his experience on the boards of directors of public companies, his financial expertise and his direct knowledge of the component manufacturing and camera module business, as well as his knowledge of the Company as its Chief Executive Officer, to his role as a member of the Board.

George A. Riedel has served on the Board since May 2013. Mr. Riedel is currently the Chairman and CEO of Cloudmark, a private SF based network security company. Mr. Riedel joined the board at Cloudmark in June 2013, became Chairman in January 2014 and CEO in December 2014. Mr. Riedel is currently the Chairman of the Board of Montreal-based Accedian Networks, where he has served as a director since 2010. Mr. Riedel has also served on the board of directors of PeerApp since 2011. Mr. Riedel served on the board of directors of Blade Network Technologies from 2009 until its sale to IBM in 2010. In March 2006, Mr. Riedel joined Nortel Networks Corporation, a publicly-traded, multinational, telecommunications equipment manufacturer (“Nortel”), as part of the turnaround team as the Chief Strategy Officer. His role changed after Nortel initiated creditor protection under the respective restructuring regimes of Canada under the Companies’ Creditors Arrangement Act, in the U.S. under the Bankruptcy Code, the United Kingdom under the Insolvency Act 1986, on January 14, 2009, and subsequently, Israel, to lead the sale/restructuring of various carrier and enterprise business units through a series of transactions to leading industry players such as Ericsson, Avaya and Ciena. Mr. Riedel led the efforts to create stand-alone business units, carve out the relevant P&L and balance sheet elements and assign predominately used patents to enable sales of the assets. In 2010, Mr. Riedel’s role changed to President of Business Units and CSO as he took leadership of the effort to monetize the remaining 6,500 patents and applications patents as well as manage the P&L for several business units that were held for sale. The 2011 patent sale led to an unprecedented transaction of $4.5 billion to a consortium of Apple, Ericsson, RIM, Microsoft and EMC. Prior to Nortel, Mr. Riedel was the Vice President of Strategy and Corporate Development of Juniper Networks, Inc., a publicly-traded designer, developer and manufacturer of networking products, from 2003 until 2006. Previously, Mr. Riedel was also a Director at McKinsey & Company, a global management consulting firm, where he spent 15 years serving clients in the telecom and technology sectors in Asia and North America on a range of strategy and growth issues. Mr. Riedel earned a BS with Distinction in Mechanical Engineering from the University of Virginia and his MBA from Harvard Business School.

The Board believes that Mr. Riedel brings his experience from his direct involvement in the restructuring of Nortel, including the sale of Nortel’s patent portfolio for $4.5 billion, as well as his knowledge of the technology industry and leadership experience, to his role as a member of the Board.

Christopher A. Seams has served on the Board since March 2013. Mr. Seams has been the Chief Executive Officer and a member of the Board of Directors of Deca Technologies, a subsidiary of Cypress Semiconductor Corporation, a global semiconductor company, since June 2013. Mr. Seams previously was an Executive Vice President of Sales & Marketing at Cypress Semiconductor Corporation, from July 2005 until June 2013. He previously served as an Executive Vice President of Worldwide Manufacturing & Research and Development of Cypress Semiconductor Corporation. Mr. Seams joined Cypress in 1990 and held a variety of positions in process and assembly technology research and development and manufacturing operations. Prior to joining Cypress in 1990, he worked as a process development Engineer or Manager for Advanced Micro Devices and Philips Research Laboratories. Mr. Seams previously served as a member of the board of directors of Sunpower Corporation. Mr. Seams is a senior member of IEEE, serves on the Engineering Advisory Council for Texas A&M University and was a board member of Joint Venture Silicon Valley. Mr. Seams received a B.S. in Electrical Engineering from Texas A&M University and a M.S. in Electrical and Computer Engineering from the University of Texas at Austin.

The Board believes that Mr. Seams brings extensive management, sales and marketing, and engineering experience in the semiconductor industry to his role as a member of the Board.

Donald E. Stout has served on the Board since May 2013. Mr. Stout is a senior partner at the law firm of Antonelli, Terry, Stout & Kraus, LLP of Arlington, Virginia. In 1992, Mr. Stout co-founded NTP Inc. (“NTP”), a patent holding company for which he prepared the original NTP patents and managed its patent litigation strategy, and currently serves as its Chief Strategist. Mr. Stout was employed by the United States Patent and Trademark Office (“USPTO”) from 1968 to 1972 as an assistant examiner involved with patent applications covering radio and television technologies. In 1972, Mr. Stout worked as a law clerk for two former board members of the USPTO Board of Appeals, where he assisted in deciding issues of patentability for applicants who appealed previous decisions. Mr. Stout has been a director of Vringo, Inc., a company engaged in the innovation, development and monetization of mobile technologies and intellectual property, since July 2012, and has been a director of Hipcricket, Inc. (formerly Augme Technologies, Inc.), a mobile marketing and advertising technology company, since January 4, 2011. Mr. Stout’s legal practice has involved all facets of intellectual property, including litigation, the provision of expert witness opinions, and the licensing and representation of clients before the USPTO in diverse technological areas, including telecommunications. In such capacity, Mr. Stout has testified as an expert witness regarding obtaining and prosecuting patents. Mr. Stout has written and prosecuted hundreds of patent applications in diverse technologies and has also rendered opinions on patent infringement and/or validity. Mr. Stout is a member of the bars of the District of Columbia and Virginia, and he is admitted to practice before the Supreme Court of the United States, the Court of Appeals for the Federal Circuit, the Fifth Circuit of Appeals, and the USPTO. He earned his J.D. degree (with honors) from George Washington University in 1972.

The Board believes Mr. Stout’s deep knowledge of the intellectual property industry, his role in the success of NTP, and his extensive legal experience enables him to provide invaluable oversight to the Board.

We believe that the nominees for election to the Board have the independence, experience, knowledge and commitment to deliver value for the Company and its stockholders. Our recommendation is based on our carefully considered judgment that the experience, knowledge and qualifications of the nominees make them the best candidates to serve on the Board.

The Board recommends that the stockholders vote FOR the election of each of Tudor Brown, John Chenault, Richard S. Hill, Thomas Lacey, George Riedel, Christopher A. Seams, and Donald E. Stout.

Corporate Governance Overview

Our business, assets and operations are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our chief executive officer, our chief financial officer, our executive officers, our general counsel, members of management and other Company employees as well as our independent auditors, and by reviewing materials provided to them and participating in meetings of the Board of Directors and its committees.

In addition to its management function, our Board of Directors remains committed to strong and effective corporate governance, and, as a result, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, the NASDAQ listing standards, as well as the best practices of other public companies.

The Company’s corporate governance program features the following:

•	a strong independent chairman of the Board;

•	a Board that is up for election annually and has been since the Company’s initial public offering in 2003;

•	all of our directors, other than our CEO, are independent;

•	we have no stockholder rights plan in place;

•	regularly updated charters for each of the Board’s committees, which clearly establish the roles and responsibilities of each such committee;

•	regular executive sessions among our non-employee and independent directors;

•	a Board that enjoys unrestricted access to the Company’s management, employees and professional advisers;

•

each director attended at least 75% of the aggregate of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time he served on the Board or committees.;

•	a continuing education program;

•	a clear Code of Business Conduct and Ethics that is reviewed regularly for best practices;

•	a clear set of Corporate Governance Guidelines that is reviewed regularly for best practices;

•

a clawback policy that provides that our Compensation Committee or Board of Directors may require the forfeiture, recovery or reimbursement of incentive compensation from an executive officer in the event of restatement of the company’s financial results due to its material noncompliance with any financial reporting requirement under United States securities laws;

•	policy prohibiting hedging, pledging or shorting of company stock by all employees and directors;

•	longest tenure of any director is less than three years;

•	no board member is serving on an excessive number of public company boards;

•	majority voting for directors in non-contested elections;

•	the Compensation Committee’s engagement of an independent compensation consultant; and

•	stock ownership requirement to ensure that our directors and executives remain aligned with the interests of the Company and its stockholders.

Board of Directors’ Role in Risk Management

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. Our Board of Directors reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. For example, the Board of Directors meets with management at least quarterly to review, advise and direct management with respect to strategic business risks, litigation risks and risks related to the Company’s acquisition strategy, among others. The Board also delegates oversight to Board committees to oversee selected elements of risk.

The Audit Committee oversees financial risk exposures, including monitoring the integrity of the Company’s financial statements, internal controls over financial reporting, and the independence of the Company’s Independent Registered Public Accounting Firm. The Audit Committee receives periodic internal controls and related assessments from the Company’s finance department and an annual attestation report on internal control over financial reporting from the Company’s Independent Registered Public Accounting Firm. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to compliance matters and meets at least quarterly with our finance department, Independent Registered Public Accounting Firm and internal or external legal counsel to discuss risks related to our financial reporting function. In addition, the Audit Committee ensures that the Company’s business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Business Conduct and Ethics Policy and our Corporate Compliance Hotline, and the Audit Committee discusses other risk assessment and risk management policies of the Company periodically with management.

The Compensation Committee participates in the design of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy as is further described in the Compensation Discussion and Analysis section below.

The Nominating & Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company, and making recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board committees.

Board of Directors and Committees of the Board

During 2014, the Board of Directors held a total of eleven meetings. Each director attended at least 75% of the aggregate of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time he served on the Board or committees.

The Board of Directors has determined that all of the Company’s directors nominated for election, other than Mr. Lacey, are each “independent directors” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2).

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Governance Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each of our Audit Committee, Compensation Committee and Nominating & Governance Committee is composed entirely of independent directors in accordance with current NASDAQ listing standards. Furthermore, each member of our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the Securities and Exchange Commission (the “SEC”). The Board of Directors has further determined that Mr. John Chenault, a member of the Audit Committee of the Board of Directors, is an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, by virtue of his relevant experience listed in his biographical summary provided above in the section entitled “Proposal 1—Election of Directors.” Copies of our Audit Committee, Nominating & Governance Committee and Compensation Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://www.tessera.com. The Board of Directors from time to time constitutes such other committees as it deems appropriate to further the purposes of the Board.

Audit Committee. The Audit Committee reviews the work of our internal accounting and audit processes and the Independent Registered Public Accounting Firm. The Audit Committee has sole authority for the appointment, compensation and oversight of our Independent Registered Public Accounting Firm and to approve any significant non-audit relationship with the Independent Registered Public Accounting Firm. The Audit Committee is also responsible for preparing the report required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee is currently comprised of Mr. Chenault as the Chair, Mr. Cwynar and Mr. Seams. Messrs. Chenault and Seams joined the Audit Committee in April 2013 and Mr. Cwynar joined the Audit Committee in May 2013. During 2014, the Audit Committee held eight meetings.

Compensation Committee. The Compensation Committee approves our goals and objectives relevant to compensation, stays informed as to market levels of compensation and, based on evaluations submitted by management, recommends to our Board of Directors compensation levels and systems for the Board of Directors and our officers that correspond to our goals and objectives. The Compensation Committee also produces an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee is currently comprised of Dr. Stultz as the Chair, Mr. Feld and Mr. Riedel. Mr. Feld and Mr. Riedel joined the Compensation Committee in June 2013 and Dr. Stultz became the Chair of the Compensation Committee in March 2013. During 2014, the Compensation Committee held eight meetings.

Nominating & Governance Committee. The Nominating & Governance Committee is responsible for recommending to our Board of Directors individuals to be nominated as directors and committee members. This includes evaluation of new candidates as well as evaluation of current directors. In evaluating the current directors the committee conducted a thorough self-evaluation process, which included the use of questionnaires and a third-party expert that interviewed each of the directors and provided an analysis of the results of the interviews to the committee. This committee is also responsible for developing and recommending to the Board of Directors our corporate governance guidelines, as well as reviewing and recommending revisions to the guidelines on a regular basis. The Nominating & Governance Committee is currently comprised of Mr. Feld as the Chair, Mr. Cwynar and Mr. Stout. Mr. Feld joined the Nominating & Governance Committee as chair in May 2013 and Mr. Cwynar and Mr. Stout joined the Nominating & Governance Committee in June 2013. During 2014, the Nominating & Governance Committee held five meetings.

Non-Executive Chairman and Board Leadership

Mr. Hill has served as non-executive Chairman of the Board since March 21, 2013, except for a period from April 15, 2013 through May 29, 2013 when he served as Interim Chief Executive Officer and Executive Chairman while a search for a new Chief Executive Officer was being conducted. We believe that separating the roles of Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders because it provides the appropriate balance between strategy development and oversight and accountability of management. Our Corporate Governance Guidelines require that the Chairman of the Board not be the same person as the Chief Executive Officer.

Director Nominations

The director qualifications developed to date focus on what the Board believes to be essential competencies to effectively serve on the Board. The Nominating & Governance Committee may consider the following criteria in recommending candidates for election to the board:

•	experience in corporate governance, such as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of other publicly held companies; and

•	technical expertise in an area of the Company’s operations.

The Nominating & Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a Board that can best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Nominating & Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating & Governance Committee will determine whether to retain an executive search firm to identify Board candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The Nominating & Governance Committee will review each potential candidate. Management may assist the Nominating & Governance Committee in the review process at the Nominating & Governance Committee’s direction. The Nominating & Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Our Nominating & Governance Committee will consider candidates recommended by our stockholders in accordance with the procedures set forth in the Nominating & Governance Committee Charter. Such recommendations must be submitted in writing to the Chairman of the Nominating & Governance Committee, c/o the Corporate Secretary, Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, CA 95134, no later than 120 days prior to the anniversary of the date on which the Company’s proxy statement was mailed or made available to stockholders in connection with the previous year’s annual meeting of stockholders. The recommendations must be accompanied by the following information: the name and address of the nominating stockholder, a representation that the nominating stockholder is a record holder, a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified, information regarding each nominee that would be required to be included in a proxy statement, a description of any arrangements or understandings between the nominating stockholder and the nominee, and the consent of each nominee to serve as a director, if elected. Candidates recommended by the stockholders are evaluated in the same manner as candidates identified by a Nominating & Governance Committee member.

Each of the nominees for election as director at the 2015 Annual Meeting is recommended by the Nominating & Governance Committee and each nominee is presently a director and stands for re-election by the stockholders.

Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record both at the time of giving the notice and at the meeting, must be entitled to vote at the meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination to be made at a special meeting at which the election of directors is a matter specified in the notice of meeting must be delivered to our principal executive offices not earlier than the 120th day prior to and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which first public announcement of the date of such special meeting was made. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

•

disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price or value of shares of the Company;

•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship, engaged in to mitigate economic risk related to, or the voting power with respect to, shares of the Company;

•	any rights to dividends on the shares that are separate from the underlying shares;

•	any performance related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

The stockholder’s notice must also include the following information for each proposed director nominee:

•	description of all direct and indirect financial or other relationships between the nominating person and the nominee during the past three years;

•	the same information as for the nominating person (see above); and

•	all information required to be disclosed in a proxy statement in connection with a contested election of directors.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The chairman of the meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating & Governance Committee in connection with its evaluation of the nominee’s independence.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors or any member of the Board of Directors, c/o the Secretary at our principal executive offices at the address set forth above. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Director Attendance at Annual Meetings

Directors are encouraged to attend in person the Annual Meeting of Stockholders. All members of the Board of Directors attended our last Annual Meeting in May 2014.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2014, Dr. Stultz, Mr. Riedel and Mr. Feld served as members of the Compensation Committee for the entire year. None of such Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries during their appointment on the Compensation Committee. In addition, during the fiscal year ended December 31, 2014, none of our executive officers served as a member of the Board of Directors or Compensation Committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

Director Compensation

Director Compensation Program. The Board of Directors has adopted a non-employee director compensation policy that provides annual retainer fees (each paid quarterly) to Board members of $35,000 and for committee membership, other than the chairman of such committee, as follows: $8,000 for Audit Committee members, $6,000 for Compensation Committee members and $4,000 for Nominating & Governance Committee members. Under the policy, the retainer fee paid to our non-executive Chairman is $20,000 and the retainer fees paid to our committee chairmen are as follows: $20,000 for the Chairman of our Audit Committee, $12,000 for the Chairman of our Compensation Committee, and $8,000 for the Chairman of our Nominating & Governance Committee. We also reimburse our non-employee directors for their travel expenses. Members of the Board who are also our employees do not receive any compensation as directors. Our directors do not receive Board meeting fees.

Each of our non-employee directors receives restricted stock and options to purchase shares of our common stock on the terms and conditions set forth in our Fifth Amended and Restated 2003 Equity Incentive Plan. Any non-employee director who is initially elected or appointed to the Board of Directors receives a restricted stock award of 10,000 shares on the date of his or her initial election or appointment to the Board of Directors. In addition, a non-employee director receives a combination of options and/or restricted stock awards on the date of each annual meeting of our stockholders following the director’s initial election or appointment to the Board of Directors, as follows:

•

The number of shares of common stock in the restricted stock award is determined by dividing (1) a dollar value to be paid in the form of restricted stock grants (“Restricted Stock Amount”) by (2) the fair market value per share of our common stock on the date of grant.

•

The number of shares that may be purchased pursuant to the option award is determined by dividing (1) a dollar amount to be paid in the form of option grants (“Option Amount”) by (2) the quotient of (A) the fair market value per share of our common stock on the date of grant divided by (B) two (2).

•

The total of the Restricted Stock Amount plus the Option Amount received by each non-employee director at each annual meeting of stockholders is equal to $100,000. The Compensation Committee will determine the allocation between restricted stock and option amounts annually.

Initial restricted stock awards vest over a period of four years, with 25% of the shares subject to the award vesting on each of the first four anniversaries of the date of grant. Annual option grants and restricted stock awards currently vest on the first anniversary of the date of grant, but on or after this Annual Meeting, annual grants vest on the earlier to occur of the first anniversary of the date of grant or the next annual meeting of stockholders. No portion of an option automatically granted to a director is exercisable after the tenth anniversary after the date of option grant. Additionally, an option automatically granted to a director may be exercisable after the termination of the director’s services as described in the option agreement, generally ending three months after such termination.

Director Ownership Policy. Pursuant to the Corporate Governance Guidelines adopted by the Board of Directors on July 17, 2003 (and amended on October 14, 2013), the Company encourages directors to purchase shares of the Company’s stock. Because the Board believes that equity ownership is important in order to help align the interests of Board members with those of the Company’s stockholders, the Board requires that each of its members (collectively with members of the director’s immediate family or with family trusts) personally own, within three years following his or her first election or appointment to the Board, an amount of Company stock with either a purchase price or a fair market value (measured annually) equal to at least three times the total annual cash compensation paid by the Company for Board service (excluding for this purpose compensation that is not paid to all independent directors, such as compensation for committee or chair service). For purposes of this ownership policy, unvested restricted stock or restricted stock units and unvested stock options will not be considered when determining an individual’s stock ownership. Until such time as a Board member reaches his or her share ownership minimum, such Board member will be required to hold at least 50% of the shares of Company stock received upon lapse of the restrictions upon restricted stock and upon exercise of stock options (net of any shares utilized to pay for the exercise price of the option and tax withholding).

2014 Director Compensation. The table below sets forth the compensation paid to each current non-employee member of our Board of Directors during the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Total ($)
Richard S. Hill	$55,000	$99,989	—	$154,989
John Chenault	$55,000	$99,989	—	$154,989
Christopher A. Seams	$43,000	$99,989	—	$142,989
Donald Stout	$39,000	$99,989	—	$138,989
George Cwynar	$47,000	$99,989	—	$146,989
George A. Riedel	$41,000	$99,989	—	$140,989
Peter A. Feld	$49,000	$99,989	—	$148,989
Timothy J. Stultz. Ph.D.	$47,000	$99,989	—	$146,989
Tudor Brown	$35,000	$99,989	—	$134,989

(1)	The amounts reflected in this column represent the aggregate grant date fair value for stock awards granted to our non-employee directors in 2014, measured in accordance with ASC 718, excluding the effect of estimated forfeitures, and do not reflect whether the recipient has actually realized a financial benefit from these awards. For the methodology of how the aggregate grant date fair value amount is calculated, please see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2015. The aggregate number of shares subject to unvested stock awards outstanding for each non-employee director at December 31, 2014 was: Mr. Hill: 9,222; Mr. Chenault: 10,472; Mr. Seams: 10,472; Mr. Stout: 11,097; Mr. Cwynar: 11,097; Mr. Riedel: 11,097; Mr. Feld: 11,097; Dr. Stultz: 9,222; and Mr. Brown: 11,097. None of the non-employee directors held any outstanding stock options as of December 31, 2014.

Voting Standard and Required Vote

Our bylaws provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director. Abstentions and broker non-votes will not be counted when determining the outcome of the election of directors under this standard. In addition, our Corporate Governance Guidelines (the “Guidelines”) include a director resignation policy that provides that, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the Board. The Nominating & Governance Committee, or another duly authorized committee of the Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. No director who failed to receive the required votes for re-election may participate in the consideration of the matter. The Company will publicly disclose the Nominating & Governance Committee’s (or other responsible committee’s) decision.

Recommendation of the Board of Directors

The Board recommends that the stockholders vote FOR the election of each of Tudor Brown, John Chenault, Richard S. Hill, Thomas Lacey, George Riedel, Christopher A. Seams, and Donald E. Stout.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proxy statement includes extensive disclosure regarding the compensation of our named executive officers under the headings “Compensation Discussion and Analysis” and “Compensation of Executive Officers” on pages 30 to 49 below. Section 14A of the Exchange Act, as enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, requires us to submit to our stockholders a nonbinding advisory resolution to approve the compensation of the named executive officers disclosed in this proxy statement, commonly referred to as a say-on-pay vote. When determining how often to hold a stockholder advisory vote on executive compensation, the Board of Directors took into account the strong preference for an annual vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board of Directors determined that we will hold an annual advisory stockholder vote on the compensation of our named executive officers until the next say-on-pay frequency vote.

The Board of Directors has approved the submission of the following resolution to the Company’s stockholders for approval at the 2015 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the 2015 Proxy Statement pursuant to Item 402 of Regulation S-K, including the disclosure under the headings ‘Compensation Discussion and Analysis’ and ‘Compensation of Executive Officers,’ is hereby approved.”

As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s executive compensation program is designed to attract, motivate and retain talented executives that will drive the Company’s financial, operational and strategic objectives while creating long-term stockholder value. The compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary, annual cash incentive bonus awards, long-term equity incentive awards and time-based equity awards. Base salary is intended to provide a baseline level of compensation for our named executive officers. The remaining types of compensation, which in the aggregate represent the majority of our named executive officers’ target total compensation opportunities, tie compensation directly to the achievement of corporate and individual objectives, increases in our stock price, or both.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the compensation of the named executive officers as disclosed in this proxy statement.

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, the Board of Directors, or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement.

PROPOSAL 3

RATIFICATION OF AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2015. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The following is a summary of fees billed by PricewaterhouseCoopers LLP for fiscal years ended December 31, 2014 and 2013:

	2014	2013
Audit fees (1)	$1,113,300	$1,459,900
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	2,700	—

Total	$1,116,000	$1,459,900

(1)	Represents the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those fiscal years.
(2)	Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees.”
(3)	Represents the aggregate fees billed for tax compliance, advice and planning.
(4)	Represents the aggregate fees billed for all products and services provided that are not included under “audit fees,” “audit-related fees” or “tax fees.”

Audit Committee Pre-Approval Policies

Before an Independent Registered Public Accounting Firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the Independent Registered Public Accounting Firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the Independent Registered Public Accounting Firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. All non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2014 and 2013 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2015.

PROPOSAL 4

APPROVAL OF THE COMPANY’S SIXTH AMENDED AND RESTATED 2003

EQUITY INCENTIVE PLAN

Introduction

Our stockholders are being asked to approve our Sixth Amended and Restated 2003 Equity Incentive Plan (the “Restated Plan”). Our Board of Directors approved the Restated Plan on March 13, 2015, subject to stockholder approval. The Restated Plan will become effective immediately upon stockholder approval at the Annual Meeting. If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the Fifth Amended and Restated 2003 Equity Incentive Plan (the “Existing Plan”) will continue in full force and effect, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached to this proxy statement as Appendix A.

Description of Proposed Amendments

No Increase in Share Reserve. The share reserve under the Restated Plan will be the same as the existing share reserve under the Existing Plan, which was most recently approved by our stockholders in 2010.

No Extension of Term. The Restated Plan will expire in March 2020, which is the same as the current expiration date of the Existing Plan.

Stockholder Reapproval Under Section 162(m) of the Code. Our stockholders are being asked to approve the Restated Plan to satisfy the stockholder approval requirements of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) and to approve the material terms of the performance goals for awards that may be granted under the Restated Plan as required under Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Existing Plan, as proposed to be amended in the form of the Restated Plan, is discussed below, and stockholder approval of this Proposal 4 is intended to constitute approval of the material terms of the Restated Plan for purposes of the stockholder approval requirements of Section 162(m). We have refined the business criteria on which the performance goals under the Restated Plan may be based and those criteria are described in more detail below.

Stockholder approval of the Restated Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Restated Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Restated Plan performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Restated Plan. Nothing in this Proposal 4 precludes us or the plan administrator from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Other Amendments. The Restated Plan makes certain changes to the Existing Plan intended to reflect compensation and governance best practices or to conform the plan to our current practices as follows:

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Share Counting Provisions. In general, when awards granted under the Restated Plan are forfeited, expire or are settled in cash, or when the shares subject to a restricted stock award are forfeited by the holder or repurchased by us, the shares reserved for those awards will be returned to the share reserve and be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such award. However, the following shares will not be returned to the share reserve under the Restated Plan: shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of an option or stock appreciation right (“SAR”) or payment of the tax withholding obligation in connection with any award; shares purchased on the open market with the cash proceeds from the exercise of options or SARs; and shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise.

•

Limitations on Dividend Payments on Performance Awards. The Restated Plan provides that dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

•	Annual Director Limit. The Restated Plan establishes an annual limit on the awards that may be granted to a non-employee director in any one calendar year.

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No In-the-Money Option or Stock Appreciation Right Grants. The Restated Plan prohibits the grant of options or stock appreciation rights (“SARs”) with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

•

Restricted Stock Units. The Restated Plan clarifies that deferred stock awards historically granted under Existing Plan are intended to be restricted stock units, and the Restated Plan has been conformed to reflect the same and to revise the references to “deferred stock” therein to “restricted stock units.”

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Forfeiture, Recoupment and Clawbacks. The Restated Plan provides that the Board of Directors or the Compensation Committee may require that awards granted pursuant to the Restated Plan be subject to the provisions of any claw-back policy adopted by the company, including any claw-back policy adopted to comply with the Dodd-Frank Act and related rules. As described elsewhere in this proxy statement, the Company has adopted a clawback policy that applies to our executive officers.

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

The table below presents information about the number of shares that were subject to various outstanding equity awards under the Existing Plan, and the shares remaining available for issuance under such plan, each at February 27, 2015. The Existing Plan is the only equity incentive plan we currently have in place other than our Employee Stock Purchase Plan and our International Employee Stock Purchase Plan.

	Number of Shares (1)		As a % of Shares Outstanding (2)	Dollar Value (3)
Options outstanding	1,474,433		3%	$59,065,786
Restricted shares outstanding	53,750		0%	$2,153,225
Restricted stock units outstanding	921,646	(4)	2%	$36,921,139
Shares remaining available for grant	4,751,249		9%	$190,335,035
Weighted average exercise price of outstanding options				$19.53
Weighted average remaining term of outstanding options				7.60

(1)

For purposes of calculating the shares that remain available for grants, each stock option or SAR is treated as using one available share for each share of our common stock actually subject to the grant and each “full value award” is treated as using 1.5 shares for each share of our common stock delivered in settlement of such “full value award.”
(2)	Based on 52,782,899 shares of our common stock outstanding as of February 27, 2015.
(3)	Based on the closing price of our common stock on February 27, 2015 of $40.06 per share.
(4)	Includes outstanding performance-based restricted stock units at the “maximum” level.

In determining whether to approve the Restated Plan, including maintaining the share reserve under the Restated Plan at the same level as the share reserve under the Existing Plan, our Board of Directors considered the following:

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The number of shares of our common stock that may be issued pursuant to awards granted under the Restated Plan shall not exceed, in the aggregate, 19,192,997 shares, which is the same as the existing share reserve under the Existing Plan

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In determining not to increase the share reserve under the Restated Plan over the existing share reserve under the Existing Plan, our Board of Directors considered the significant decrease in the historical amounts of equity awards granted by our company under the Existing Plan in the past three years. In fiscal years 2012, 2013 and 2014, equity awards representing a total of approximately 3,866,000 shares, 2,158,000 shares, and 751,000 shares, respectively, were granted under the Existing Plan, for an annual equity burn rate of 5.5%, 4.0% and 1.4%, respectively. This level of equity awards represents a 3-year average burn rate of 3.6% of common shares outstanding. If each equity award is counted as a “full-value” award and multiplied by the “full-value award multiplier” of 1.5 under the Existing Plan, consistent with the methodology employed by certain proxy advisory firms, the “adjusted” equity burn rate was 6.0%, 4.9% and 1.9% for fiscal years 2012, 2013 and 2014, respectively. This level of equity awards represents a 3-year average burn rate of 4.3% of common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding at the end of the period.

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We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for the remaining term of the Restated Plan, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

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In fiscal years 2012, 2013 and 2014, the end of year overhang rate declined significantly and was approximately 15.2%, 9.4% and 5.2%, respectively. If the Restated Plan is approved, we expect our overhang at the end of 2015 will be unchanged from the level at the end of 2014 and will remain at approximately 5.2%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits for issuing shares under the Restated Plan.

Other Key Features of the Restated Plan

We depend on the performance and commitment of our employees to succeed. The use of equity-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in our company and aligns the interests of our employees with the interests of our stockholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes.

The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:

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No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•	No Single-Trigger Vesting of Awards. The Restated Plan does not have single-trigger accelerated vesting provisions for changes in control.

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No Repricing of Awards. Awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•	Limitations on Dividend Payments on Performance Awards. Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

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Reasonable Limit on Full Value Awards. For purposes of calculating the shares that remain available for issuance under the Restated Plan, grants of options and SARs will be counted as the grant of one share for each one share actually granted, as described above. However, to protect our stockholders from potentially greater dilutive effect of full value awards, all grants of full value awards will continue be deducted from the Restated Plan’s share pool as 1.5 shares for every one share actually granted. This “full value award multiplier” is unchanged from the multiplier that applies under the Existing Plan.

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Reasonable Share Counting Provisions. In general, when awards granted under the Restated Plan are forfeited, expire or are settled in cash, or when the shares subject to a restricted stock award are forfeited by the holder or repurchased by us, the shares reserved for those awards will be returned to the share reserve and be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such award. However, the following shares will not be returned to the share reserve under the Restated Plan: shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of an option or SAR or payment of the tax withholding obligation in connection with any award; shares purchased on the open market with the cash proceeds from the exercise of options or SARs; and shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise.

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Limitations on Grants. The maximum aggregate number of shares of our common stock that may be subject to one or more awards granted to any participant, pursuant to the Restated Plan during any calendar year cannot exceed 1,500,000 shares. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. In addition, the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $1,500,000. The foregoing per-participant limits are unchanged from the Existing Plan.

In addition, the maximum aggregate grant date fair value of awards granted under the Restated Plan to a non-employee director as compensation for services as a non-employee director during any calendar year, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, may not exceed $750,000.

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No In-the-Money Option or Stock Appreciation Right Grants. The Restated Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

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Section 162(m) Qualification. The Restated Plan is designed to allow awards made under the Restated Plan, including equity awards and incentive cash bonuses, to qualify as performance-based compensation under Section 162(m) of the Code. Awards granted under the Restated Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code.

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Independent Administration. The Compensation Committee of our Board of Directors, which consists of two or more non-employee directors, generally will administer the Restated Plan if it is approved by stockholders. Our full Board of Directors will administer the Restated Plan with respect to awards granted to non-employee directors. The Compensation Committee may delegate certain of its duties and authorities to a management committee for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) are “covered employees” within the meaning of Section 162(m) of the Code, or (3) have been delegated authority to grant, amend or administer awards under the 2015 Plan.

Summary of the Restated Plan

Purposes

The purposes of the Restated Plan are to attract and retain the best available personnel for positions of responsibility and to provide additional incentive to our employees, directors and consultants and to promote the success of our business.

The number of shares of our common stock that may be issued pursuant to awards granted under the Restated Plan shall not exceed, in the aggregate, 19,192,997 shares. As of February 27, 2015, 4,751,249 shares remained available for issuance under the Existing Plan, 1,474,433 shares were subject to outstanding stock options and 975,395 shares were subject to outstanding restricted stock awards and restricted stock unit awards under the Existing Plan (with any performance-based restricted stock units included at “maximum” levels for such purposes). For purposes of calculating the shares that remain available for grants under the Restated Plan, each stock option or SAR will be treated as using one available share for each share of our common stock actually subject to the grant and each “full value award” will be treated as using 1.5 shares for each share of our common stock delivered in settlement of such “full value award.” For purposes of the Restated Plan, a full value award is an award pursuant to which shares of our common stock are issuable that is granted with a per share exercise or purchase price less than 100% of the fair market value of a share of our common stock on the date of grant. This “full value award multiplier” is unchanged from the ratio that applies under the Existing Plan.

To the extent that an award is forfeited, expires, is settled in cash, any shares subject to the award will be available for awards under the Restated Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award. Shares subject to a restricted stock award forfeited by a participant or repurchased by us at a price not greater than the price originally paid by the participant will also again be available for awards under the Restated Plan in an amount corresponding to the reduction in the share reserve previously made with respect to such award. Notwithstanding the foregoing, shares tendered or withheld to satisfy the exercise price of an option or SAR granted under the Restated Plan or any tax withholding obligation with respect to an award granted under the Restated Plan, any shares subject to a SAR that are not issued in connection with the stock settlement of such award on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options or SARs granted under the Restated Plan, will not be added to the shares authorized for grant under the Restated Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Restated Plan.

Administration

The Restated Plan may generally be administered by our Board of Directors or a committee appointed by our Board of Directors (the Board of Directors or any such committee, the “Committee”). The Restated Plan is currently being administered by the Compensation Committee of our Board of Directors. The Compensation Committee has been constituted to satisfy the applicable requirements of Rule 16b-3 of the Exchange Act and Section 162(m). Subject to any retention of authority by our Board of Directors and except with respect to matters which under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code are required to be determined in the sole discretion of the Compensation Committee, the Committee may make any determinations deemed necessary or advisable for the Restated Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all holders. Notwithstanding the foregoing, the full Board of Directors shall conduct the general administration of the Restated Plan with respect to awards granted to non-employee directors.

Eligibility

Our employees, consultants and directors are eligible to receive awards under the Restated Plan. As of March 2, 2015, we had approximately 215 employees, 25 consultants, and ten directors, nine of whom were non-employee directors. The Committee determines which of our employees, consultants and directors will be granted awards. No employee or consultant is entitled to participate in the Restated Plan as a matter of right nor does any such participation constitute assurance of continued employment. Only those employees and consultants who are selected to receive grants by the Committee may participate in the Restated Plan. The Restated Plan also provides that certain stock options and restricted stock awards will be automatically granted to our non-employee directors, as described below under “Automatic Option and Restricted Stock Grants to Directors.”

Awards Under the Restated Plan

The Restated Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, restricted stock units, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Nonqualified Stock Options (“NQSOs”) will provide for the right to purchase common shares at a specified price which may not be less than 100% of the fair market value of a share of our common stock on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of performance criteria established by the Committee. NQSOs may be granted for any term specified by the Committee, which term may not exceed ten years from the date of grant.

Incentive Stock Options will be designed to comply with the applicable provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than 100% of the fair market value of a common share on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent this limit is exceeded, the options granted are NQSOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all of our classes of stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a common share on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

Restricted Stock Awards may be sold to participants at various prices or granted with a nominal purchase price (which purchase price may not be less than par value) and may be made subject to such conditions or restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by us at the original purchase price, or forfeited if no cash consideration was paid by the participant at the time of grant, if the conditions or restrictions are not met. The Committee shall establish the purchase price, if any, and form of payment for each restricted stock award. A restricted stock award is accepted by the execution of a restricted stock purchase agreement between us and the purchaser, accompanied by the payment of the purchase price for the shares. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends, if any, prior to the time when the restrictions lapse. Dividends may not be paid on restricted stock awards subject to performance vesting conditions unless and until such conditions are met.

Restricted Stock Units may be awarded to participants, typically without payment of consideration, but subject to such vesting conditions as may be established by the Committee. Like restricted stock, restricted stock units may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the Restated Plan, until vesting conditions are removed or expire. Unlike restricted stock, restricted stock units will not be issued until the restricted stock unit award has vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights, granted by the Committee typically will provide for payments, if any, to the holder based upon increases in the price of our common stock over the exercise price of the SAR. The exercise price of a SAR may not be less than 100% of the fair market value of our common stock on the date of grant. The Committee may elect to pay SARs in cash or in ordinary shares or in a combination of both. SARs granted under the Restated Plan may not have a term that exceeds ten years from the date of grant.

Dividend Equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the awards held by the participant. Dividend equivalents will not be awarded in respect of stock options or SARs. Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

Performance Awards may be granted by our Compensation Committee on an individual or group basis. Generally, these awards will be based upon the attainment of specific performance goals that are established by our Compensation Committee and relate to one or more performance criteria on a specified date or dates determined by our Compensation Committee. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) may be, but need not be, qualified performance-based compensation as described below and will be paid.

Stock Payments may be authorized by the Committee in the form of shares of common stock. Stock payments may be based upon the performance criteria listed below or other specific performance criteria determined appropriate by the Committee, determined on the date such stock payment is made or on any date thereafter.

Performance Criteria

The Compensation Committee may grant awards to employees who are or may be “covered employees” (as defined in Section 162(m)), that are intended to be performance-based compensation within the meaning of Section 162(m) in order to preserve the deductibility of these awards for federal income tax purposes. The Committee may grant to such covered employees restricted stock, restricted stock units, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the attainment of Company performance criteria which are limited to one or more of the following business criteria with respect to us, any subsidiary or any division or operating unit thereof or an individual:

•	revenue,

•	sales,

•	cash flow,

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earnings per share of common stock (including earnings before any one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, (5) goodwill impairment charges, or (6) non-cash equity-based compensation expense),

•	return on equity,

•	total stockholder return,

•	return on invested capital,

•	return on assets or net assets,

•	income or net income or pre-tax income,

•	operating income or net operating income,

•	operating profit or net operating profit,

•	operating margin,

•	cost reductions or savings or expense management,

•	appreciation in the fair market value of a share of common stock,

•	research and development expenses (including research and development expenses as a percentage of sales or revenues),

•	working capital,

•	market share,

•	completion of acquisitions and partnerships,

•	implementation of new technology by customers or partners,

•	completion of settlements and/or licensing arrangements,

•	new product or technology development milestones.

•	comparisons with various stock market indices,

•	capital raised in financing transactions or other financing milestones, and

•	financial ratios

These performance criteria may be measured in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Compensation Committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following:

•	items related to a change in accounting principle,

•	items relating to financing activities,

•	expenses for restructuring or productivity initiatives,

•	non-cash charges, including those relating to share-based awards

•	other non-operating items,

•	items related to acquisitions or other strategic transactions,

•	items attributable to the business operations of any entity acquired by us during the performance period,

•	items related to the disposal of a business or segment of a business,

•	items related to discontinued operations that do not qualify as a segment of a business under GAAP,

•	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period,

•	any other items of significant income or expense which are determined to be appropriate adjustments,

•	items relating to unusual or extraordinary corporate transactions, events or developments,

•	items related to amortization of acquired intangible assets,

•	items that are outside the scope of our core, on-going business activities, or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

The maximum aggregate number of shares of our common stock that may be subject to one or more awards granted to any participant, other than a non-employee director, pursuant to the Restated Plan during any calendar year cannot exceed 1,500,000 shares. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. In addition, the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more awards initially payable in cash shall be $1,500,000. The foregoing per-participant limits are unchanged from the Existing Plan.

Forfeiture, Recoupment and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the Restated Plan, the Compensation Committee has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Automatic Option and Restricted Stock Grants to Directors

Each new non-employee director is automatically granted a restricted stock award for 10,000 shares on the date of his or her initial election or appointment to the Board of Directors. In addition, each non-employee director is automatically granted equity awards on the date of each annual meeting of our stockholders following the director’s initial election or appointment to the Board of Directors. The annual equity award to be granted to each non-employee director will have a total dollar value of $100,000 on the date of grant, which value will be allocated among options and/or restricted stock by the Committee, so that each director will receive:

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options to purchase a number of shares of our common stock determined by dividing (1) the dollar amount of the annual equity award to be paid in options, by (2) the closing price of our common stock on the date of grant divided by two; and

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a restricted stock award for a number of shares of our common stock determined by dividing (1) the dollar amount of the annual equity award to be paid in restricted stock, by (2) the closing price of our common stock on the date of grant.

Members of our Board of Directors who are our employees who subsequently retire from employment but remain on the Board of Directors will not receive an initial restricted stock grant as described above, but, to the extent they are eligible, will receive subsequent option and/or restricted stock grants on the date of each annual meeting of our stockholders.

The exercise price of the options automatically granted to directors is equal to 100% of the fair market value of a share of our common stock on the date of grant. Initial and annual grants are subject to forfeiture if a non-employee director’s service terminates for any reason. Initial restricted stock awards vest over a period of four years, with 25% of the shares subject to the award vesting on each of the first four anniversaries of the date of grant. Annual option grants and annual restricted stock awards vest on the first to occur of (1) the first anniversary of the date of grant or (2) the day prior to the next occurring annual meeting of stockholders following the date of grant. No portion of an option automatically granted to a director is exercisable after the tenth anniversary after the date of option grant. Additionally, an option automatically granted to a director is exercisable after the termination of the director’s services under certain circumstances.

Pursuant to the terms of the Restated Plan, the maximum aggregate grant date fair value of awards granted under the Restated Plan to a non-employee director as compensation for services as a non-employee director during any calendar year, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, shall be $750,000.

Awards Not Transferable

Awards may generally not be sold, pledged, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. The Committee may allow awards other than ISOs to be transferable pursuant to qualified domestic relations orders. ISOs may not be transferable. If the Committee makes an award transferable, such award shall contain such additional terms and conditions as the Committee deems appropriate.

Adjustments Upon Changes in Capitalization

In the event of any dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to our stockholders or any other change affecting our common stock (other than an equity restructuring), the Committee may make appropriate adjustments in the number and type of shares of stock subject to the Restated Plan, the terms and conditions of any award outstanding under the Restated Plan, and the grant or exercise price of any such award. In the event of an equity restructuring, the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted. Adjustments in the event of an equity restructuring will not be discretionary.

In the event of a change of control, each outstanding award may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of each outstanding award shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards. Under the Restated Plan, a change of control is generally defined as:

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a transaction or series of related transactions (other than an offering of our common stock to the general public through a registration statement filed with the Securities and Exchange Commission (the “SEC”)) whereby any person or entity or related group of persons or entities (other than us, our subsidiaries, an employee benefit plan maintained by us or any of our subsidiaries or a person or entity that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, us) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the total combined voting power of our securities outstanding immediately after such acquisition; or

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our consummation (whether we are directly or indirectly involved through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) the sale or other disposition of all or substantially all of our assets in any single transaction or series of transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:

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which results in our voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into our voting securities or the voting securities of the person that, as a result of the transaction, controls us, directly or indirectly, or owns, directly or indirectly, all or substantially all of our assets or otherwise succeeds to our business (we or such person being referred to as a successor entity)) directly or indirectly, at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and

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after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; provided, however, that no person or group is treated as beneficially owning 50% or more of combined voting power of the successor entity solely as a result of the voting power held in us prior to the consummation of the transaction.

Amendment and Termination of the Restated Plan

The Committee may suspend or terminate the Restated Plan, or any part thereof, at any time and for any reason. The Committee may also amend the Restated Plan from time to time, except that the Committee may not, without prior stockholder approval, amend the Restated Plan in any manner that would increase the maximum number of shares issuable pursuant to awards granted under the Restated Plan, increase the individual award limits, or that would require stockholder approval to comply with any applicable laws, regulations or rules. No action by our Board of Directors, the Committee or our stockholders may alter or impair any award previously granted under the Restated Plan without the consent of the holder. Unless terminated earlier, the Restated Plan will terminate in March 2020.

No Repricing of Awards

The Restated Plan does not permit our Board of Directors or the Committee, without stockholder approval, to amend the terms of any outstanding option or SAR award under the Restated Plan to reduce its exercise price or cancel and replace any outstanding option or SAR award for cash or another award when the exercise price per share exceeds the fair market value of the underlying shares.

Federal Income Tax Consequences Associated with the Restated Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the Restated Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted NQSOs under the Restated Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights. In the case of SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

Restricted Stock and Restricted Stock Units. An employee to whom restricted stock or restricted stock units is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when restricted stock units vest and the underlying shares of common stock are issued to the participant, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted stock units.

Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Stock Payments. A participant who receives a stock payment will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Section 162(m) of the Code. Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Qualified performance-based compensation (“QPBC”) is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the material terms of the plan are disclosed to and approved by the stockholders, (4) for stock options and SARs, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options and SARs, established performance criteria that must be met before the award actually will vest or be paid, and (5) in the case of awards other than stock options and SARs, the compensation committee has certified that the performance goals have been met prior to payment.

The Restated Plan is designed to permit the Compensation Committee to grant awards which may qualify as QPBC under Section 162(m); however, awards granted under the Restated Plan will only be treated as QPBC under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). As one of the factors in its decisions regarding grants under and administration of the Restated Plan, the Compensation Committee will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, the Compensation Committee may make grants that do not qualify for the performance exception and our tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m).

Section 409A. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Restated Plan and awards granted under the Restated Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Committee, the Restated Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Under the Existing Plan, our NEOs have received the following option grants and awards of restricted stock: Thomas Lacey, our Chief Executive Officer and member of our Board of Directors, has received options to purchase 468,000 shares and restricted stock unit awards for an aggregate of 622,500 shares; Robert Andersen, our Chief Financial Officer, has received options to purchase 52,000 shares and restricted stock unit awards for an aggregate of 71,400 shares; Craig Mitchell, the President of Invensas and our Chief Technical Officer, has received options to purchase 297,133 shares and restricted stock unit awards for an aggregate of 51,365 shares; and John Thode, our former President, DigitalOptics, has received options to purchase 150,000 shares and restricted stock unit awards for an aggregate of 90,000 shares. All of our executive officers as a group have received options to purchase an aggregate of 967,133 shares under the Existing Plan and restricted stock unit awards for an aggregate of 835,265 shares. Our non-executive officer employees as a group have received options to purchase an aggregate of 1,636,056 shares under the Existing Plan, restricted stock awards for an aggregate of 72,455 shares and restricted stock unit awards for an aggregate of 656,215 shares. No awards have been granted to date under the Restated Plan as it does not become effective until stockholder approval.

Our non-employee directors as a group are eligible to receive automatic grants under the Restated Plan, as described above under “Automatic Option and Restricted Stock Grants to Directors.” Under the Existing Plan, our non-employee directors as a group have received restricted stock awards for an aggregate of 233,687 shares. Richard S. Hill received options to purchase 50,000 shares while serving as interim CEO in 2013. Pursuant to our automatic grant policy for our non-employee directors, each non-employee director will receive options and restricted stock awards during 2015 as described above. The dollar value of these future grants to be made in 2015 pursuant to our automatic grant policy for our non-employee directors will be based on the closing price of our common stock as reported by the Nasdaq Global Select Market on the date of our 2015 Annual Meeting.

All other future grants under the Restated Plan are within the discretion of our Board of Directors or the Committee and the benefits of such grants are, therefore, not determinable.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the proposed amendment and restatement of the Restated Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval of the Sixth Amended and Restated 2003 Equity Incentive Plan.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, their ages as of March 10, 2015, and certain other information about them are set forth below.

Name	Age	Position
Thomas Lacey	56	Chief Executive Officer
Robert Andersen	51	Executive Vice President and Chief Financial Officer
Craig Mitchell	43	Chief Technology Officer, President of Invensas Corporation

Thomas Lacey has served as Chief Executive Officer since December 2013 and served as our Interim Chief Executive Officer from May 2013 until December 2013. Please see Mr. Lacey’s biography set forth above in the section entitled “Proposal 1—Election of Directors.”

Robert Andersen has served as Executive Vice President and Chief Financial Officer since January 2014. Prior to joining the Company, Mr. Andersen served from June 2011 to July 2013 as the Chief Financial Officer and Executive Vice President of G2 Holdings Corp. d/b/a Components Direct, a privately held provider of cloud-based product life cycle solutions. From September 2008 to June 2011, Mr. Andersen served first as Vice President of Finance and then as Chief Financial Officer at Phoenix Technologies Ltd., a publicly traded developer of core system software and productivity solutions for personal computers. Prior to his time at Phoenix Technologies, Mr. Andersen served in various senior financial roles at Wind River Systems, Inc., a publicly traded embedded systems software company, and NextOffice, Inc., a privately held technology company. Mr. Andersen began his finance career at Hewlett-Packard Company, where he served in various controller, treasury and technology finance management roles.

Mr. Andersen has a B.A. in Economics from the University of California, Davis, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.

Craig Mitchell has served as our Chief Technology Officer and as President of Invensas Corporation since September 2014. Mr. Mitchell joined the Company in 1992 and served in various senior roles in technology development, marketing, and licensing before serving as Senior Vice President of Business Development from September 2012 until September 2014. Mr. Mitchell is a named inventor on more than 60 U.S. patents.

Mitchell has a B.S. in Electrical Engineering from Manhattan College in New York and is a graduate of Stanford’s Executive Program for Growing Companies and Harvard Business School’s Advanced Management Program.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The following discussion and analysis contains statements regarding individual and company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

This section describes the Company’s executive compensation philosophy, objectives and programs, as well as the compensation-related actions taken in 2014 and planned for 2015 for our chief executive officer, our chief financial officer, the president of our DigitalOptics business and the president of Invensas/chief technology officer. These executives are referred to in this section as our named executive officers, or NEOs, and for 2014 were:

•	Thomas Lacey—Chief Executive Officer

•	Robert Andersen—Chief Financial Officer

•	Craig S. Mitchell—President Invensas and CTO

•	John S. Thode—Former President, DigitalOptics

In connection with the sale of our DigitalOptics business, Mr. Thode’s employment with the company was terminated in March 2015. Therefore, for purposes of discussing future plans and objectives and certain other compensation plans, Messrs. Lacey, Andersen and Mitchell will be referred to as the continuing NEOs.

Executive Summary, Compensation Philosophy and Say on Pay

Strong Company Performance in 2014

In almost all respects, 2014 represented a tremendous turnaround for the Company—total revenue from continuing operations, total recurring revenue and GAAP net income all grew dramatically in 2014 as compared to 2013 while operating expenses were significantly reduced.

	2013	2014	% Increase (Decrease) %
Total revenue	$168.8 million	$278.8 million	65%
Total recurring revenue	$103.1 million	$149.8 million	45%
GAAP operating expenses	$175.1 million	$113.1 million	(35%)

In addition, our GAAP net income from continuing operations was $174.9 million, or $3.27 per diluted share.

As a result of our outstanding performance, our total shareholder return (TSR) as of our fiscal year end significantly outperformed our peer group over the previous one and three year periods:

•	Our one year TSR was 88%, which was the highest TSR among our peer group of companies (as described in detail below); and

•	Our three year TSR (on a cumulative average growth rate basis) was 33%, which was in the 95th percentile of our peer group companies.

2014 Compensation Philosophy and Alignment with Stockholder Value Creation

As part of the leadership transition in 2013 and early 2014 that brought into the Company a completely new management team, we took the opportunity to refine and regularize our compensation programs including specifically our bonus and equity compensation plans. Our executive compensation program is based on an overarching pay-for-performance philosophy where the significant portion of the total compensation for all of our NEOs is based on corporate performance against objectives designed to both grow the company and increase stockholder value. We believe that changing the compensation philosophy and culture is a multi-year cycle. We are committed to and are continuing our efforts in 2015.

We believe that 2014 compensation of our NEOs was appropriate, aligned with stockholder interests and contributed significantly to our outstanding 2014 results. We also believe our executive pay provides appropriate incentives to our executives to achieve our financial, growth and operational excellence goals without encouraging them to take excessive risks in their business decisions. We regularly evaluate the major risks to our business, including how risks taken by management could impact the value of executive compensation. To this end, we note the following:

•	No Base Salary Increases for NEOs: Our NEOs did not receive base salary increases during 2014.

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Annual Bonus Payments Aligned with Performance: In line with our intent to enhance the link of our executives’ pay with corporate performance, at the beginning of 2014 the Compensation Committee implemented a new structure for our Performance Bonus Plan for Executive Officers and Key Employees, also known as our MBO Plan, by adopting a multiplier component that increases or decreases MBO achievement based upon a matrix that measures a combination of year over year revenue growth for the Company and annual non-GAAP operating income achievement. The matrix is set forth below under “—Annual Cash Incentives.” Our intent is that matrix will apply consistently year over year to align employee (including NEO) compensation with consistent revenue growth and annual non-GAAP operating income for the Company. The Company’s annual incentive program aligns annual bonus payments with achievement relative to corporate objectives established in advance by the Compensation Committee.

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Increased Emphasis on Performance-Based Long-Term Equity Incentives for Executive Officers: The Company’s long-term equity incentive awards generally vest over a period of four years to ensure that the Company’s employees, including the NEOs, maintain a long-term view of stockholder value. Since 2013, the Company has increased the weight of long-term performance-based equity incentives that vest only in the event corporate performance objectives are achieved. The Compensation Committee approves the metrics by which the performance-based RSUs will be released for 2015 and subsequent years. As of early 2015, all continuing NEOs have more than 20% of their total annual at-target compensation based upon performance-based equity and 100% of our CEO’s equity granted in 2014 is performance-based.

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Significant Portion of Total Compensation Tied to Performance: The charts below show that the significant majority of target total direct compensation is variable (or “at-risk”) – 94% for our and CEO 70% for our other executive officers. “At-risk” pay is tied to the achievement of corporate and individual performance objectives or stock price performance. Furthermore, 74% and 36% of target total direct compensation (performance-based restricted stock units in the case of our CEO and performance-based restricted stock units, options and restricted stock units in the case of our NEOs) is tied directly to stock price performance for our CEO and other NEOs, respectively. The amounts shown below reflect total target direct compensation for 2014, calculated as the sum of 2014 annual base salaries, annual bonuses for the 2014 performance year, and the value of the long-term equity incentive awards granted in 2014. The actual value of the long-term equity incentive awards, however, will depend directly on the performance of our share price over the service period during which the long-term equity incentive awards vest and whether the performance thresholds for any payouts for the performance units are met. The value realized by an executive for performance unit awards could be as little as zero.

Response to 2014 Say on Pay Vote

In May 2014, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a say-on-pay vote. Our stockholders approved the compensation of our NEOs, with over 87% of stockholder votes cast in favor of our 2014 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs after May 2014, the Compensation Committee carefully considered the level of support our stockholders expressed for our compensation philosophy and continued its efforts to refine and regularize our compensation programs as described above. In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the Board of Directors took into account the strong preference for an annual vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board of Directors determined that we will hold an annual advisory stockholder vote on the compensation of our NEOs until the next say-on-pay frequency vote.

Executive Compensation Practices at a Glance

WHAT WE DO	WHAT WE DO NOT DO
☑ Pay for Performance: We link pay to performance and stockholder interests by heavily weighting total compensation to the achievement of strong financial performance and a balanced mix of performance metrics established in advance by the Compensation Committee.	☒ No Employment Agreements: We do not have employment agreements with any of our NEOs.

☑ New in 2014—At Least 50% of Equity Awards in Performance Units: At least 50% of long-term incentive awards granted to our NEOs are in the form of performance units, vesting based solely on the company’s performance of goals and objectives set in advance by the Compensation Committee.	☒ No “Single Trigger” Severance Payments: We do not have “single trigger” severance payments owing solely on account of the occurrence of a change of control event.

☑ Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisor.	☒ No Special Perquisites: We do not provide special perquisites for executives, such as company cars, club memberships, supplemental executive retirement plans or supplemental executive health benefits.

☑ Thoughtful Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.	☒ No Hedging in Company Securities: Executives, directors and all employees are prohibited from engaging in any hedging transaction with respect to company equity securities (vested or unvested).

☑ Thorough Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of the company’s executive and broad-based compensation programs to ensure prudent risk management.	☒ No Pledging of Company Securities: Our board of directors adopted a policy prohibiting pledges of company securities by our executives and directors.

☑ Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive experience.	☒ No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual bonus plan.

☑ New in 2014—Post-Vesting Stock Ownership Guidelines: Executives are required to hold 50% of net after-tax shares issued upon the vesting of restricted stock or performance units until their required stock ownership levels are achieved.	☒ No Re-Pricing or Discounted Options / SARs: We do not re-price underwater awards and do not provide discount stock options or stock appreciation rights. Further the Restated Plan prohibits repricing of stock options or stock appreciation rights without stockholder approval.

☑ New in 2014—Stock Ownership Guidelines: Executives and directors are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (3x for the CEO and 1x for other executives) or Board retainers (3x for directors).	☒ No Tax Gross-Ups: We do not provide tax gross-ups for “excess parachute payments.”

☑ New in 2014—“Clawback” Policy: Our clawback policy provides that our board of directors may require the forfeiture, recovery or reimbursement of incentive compensation from an executive officer in the event the officer’s wrongdoing later is determined by our board of directors to have resulted in a material negative restatement of the company’s financial results.	☒ No Dividends Paid or Accrued on Performance Units Prior to Vesting or Upon Settlement.

Compensation Objectives

Our Compensation Committee oversees the executive compensation program. Our executive compensation program is designed to attract, motivate and retain talented executives that will drive our financial, growth and operational excellence objectives while creating long-term stockholder value. The Compensation Committee has established the following set of objectives for our executive compensation program:

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Compensation should be market competitive: Our compensation program is designed to provide competitive total compensation relative to the relevant labor markets for our NEOs while maintaining fiscal responsibility for our stockholders, allowing us to attract and retain individuals of appropriate ability and managerial talent;

•

Compensation should reward performance and support our business strategy: A majority of our NEO’s total compensation opportunities is variable and dependent upon the achievement of key annual performance measures and is intended to link incentive award opportunities to the achievement of company and individual performance goals or appreciation in our stock price; and

•	Compensation should be aligned with stockholders’ interests: Our compensation program also seeks to reward our executive officers for increasing our stock price over the long-term and maximizing stockholder value by providing a portion of total compensation opportunities for our executive officers in the form of direct ownership in our company through long-term equity incentive awards.

The main elements of our compensation program are base salary, annual cash incentive bonus awards and long-term equity incentive awards. Base salary is intended to provide a baseline level of compensation for our NEOs. The remaining types of compensation, which in the aggregate represent the majority of NEO’s total compensation opportunities, tie compensation directly to the achievement of corporate and/or individual objectives. Each element of our executive compensation program is discussed in greater detail below.

Role of the Compensation Committee and Executive Officers in Setting Compensation

The Compensation Committee has the primary authority to approve the compensation provided to our executive officers. Consistent with prior years, for 2014, Compensia, an independent compensation consulting firm, was retained by the Compensation Committee to assist it in the determination of the key elements of the compensation programs. Compensia reports to and is accountable to the Compensation Committee, and may not conduct any other work for us without the authorization of the Compensation Committee. Compensia did not provide any services to us in 2014 beyond its engagement as an advisor to the Compensation Committee on executive compensation matters. After review and consultation with Compensia, the Compensation Committee has determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia currently or during the year ended December 31, 2014. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.

In 2014, Compensia provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers in similar organizations. Compensia also advised on, among other things, structuring our various compensation programs and determining the appropriate levels of salary, bonus and other awards payable to our executive officers.

To aid the Compensation Committee in making its compensation determinations, our CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself. Each named executive officer other than our CEO, in turn, participates in an annual performance review with the CEO to provide input about their contributions to our success for the period being assessed. The Compensation Committee gathers data on the CEO’s performance through several channels, including qualitative and quantitative assessments of the Company’s performance, discussions with other members of the management team and discussions with other members of the Board of Directors. Each Compensation Committee meeting ordinarily includes an executive session without members of management present.

Corporate and individual performance goals are established at the beginning of the year. The Company’s annual financial plan is formulated by our executive management team and is submitted for review and approval by our Board of Directors. The CEO, after discussions with the management team, then typically recommends a subset of these goals to the Compensation Committee as the corporate performance goals underlying our annual cash incentive bonus plan and performance-based equity awards. We believe that the achievement of these performance goals is based on the successful efforts and contributions of our NEOs. As described below, our Compensation Committee retains the authority under our bonus plan to authorize bonus payments to NEOs that are less than the bonus payments that would otherwise be awarded based on our achievement of the performance goals established for our bonus plan. Our Compensation Committee also has the authority to make discretionary bonus awards to NEOs.

The Compensation Committee has determined that for our CEO and CFO, performance goals should be tied exclusively to the Company’s financial goals for revenue growth and operating income. In the beginning of each year, our other executive officers work with our CEO to establish their individual performance goals for the year, based on their respective roles within the Company. For example, individual performance goals established for our NEOs (other than our CEO and CFO which are tied exclusively to the Company’s financial goals) for 2014 included, among others, the financial performance of an executive’s area of responsibility, strategic objectives derived from our strategic plan and interdepartmental goals critical to the ongoing success of the business. These individual performance goals in many instances comprise the basis upon which we seek to achieve our broader corporate financial and operating goals for the year. These individual goals are typically designed to support certain aspects of the corporate objectives to ensure consistency in effort, direction and strategy.

Setting Executive Compensation

We review competitive compensation practices and the financial performance of comparable companies at least annually. This analysis provides the necessary background to the Compensation Committee to ensure that compensation opportunities for executives are competitive with compensation practices among comparable companies and that actual compensation paid to executives is appropriately aligned with our performance in the past year.

Each year Compensia works with the Compensation Committee to confirm one or more peer groups of companies to be used in the competitive assessment. In 2014, a new peer group was developed in order to provide the Compensation Committee with a comprehensive view of compensation practices reflecting our business. The peer group for 2014 was selected based on the same approach utilized in 2013, focusing primarily on semiconductor companies with comparable revenue, market capitalization and geographic location and firms involved in the development and licensing of intellectual property. No peer group or peer company was selected on the basis of executive compensation levels. The specific attributes used to develop the peer group included:

•	Industry: The peer group used focused on semiconductor technology companies and companies that license intellectual property.

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Revenue: We considered the revenue of the peer companies and generally selected peer companies with trailing twelve months of revenue that, at the time of the analysis, generally fell within the range of one-half to two times our revenue. Given the small number of intellectual property licensing companies, we included companies that were smaller than one-half our revenue in order to have a broad representation of intellectual property licensing companies. We do not base our peer company selection solely on revenue but also consider the market capitalization and geographic attributes discussed below.

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Market Capitalization: For the peer group, we looked at market capitalization to reflect the differences in our business model as a technology licensing company, which would not be accurately reflected if we selected peer companies based solely on annual revenue. We selected companies with a market capitalization at the time of our analysis that was generally within a range of one-half to two times our market capitalization. Given the small number of intellectual property licensing companies, we included companies that were smaller than one-half our market-capitalization in order to have a broad representation among in intellectual property licensing companies.

•	Geographic Location: We included U.S. based companies, with an emphasis on firms headquartered in the San Francisco Bay Area.

In 2014 the Company modified our peer group (which is different from the peer group index utilized in the performance graph included in our annual report on Form 10-K) to include the following companies that are more comparable to our size (revenue and market capitalization):

Acacia Research Corporation (ACTG)

Ambarella, Inc. (AMBA)

Applied Micro Circuits Corporation (AMCC)

Cabot Microelectronics Corporation (CCMP)

Cavium, Inc. (CAVM)

InterDigital, Inc. (IDCC)

InvenSense, Inc. (INVN)

Lattice Semiconductor Corporation (LSCC)

M/A-COM Technology Solutions Holdings, Inc. (MTSI)

Micrel, Incorporated (MCRL)

Monolithic Power Systems, Inc. (MPWR)

Photronics, Inc. (PLAB)

Power Integrations, Inc. (POWI)

Rambus Inc. (RMBS)

RPX Corporation (RPXC)

TiVo Inc. (TIVO)

Ultratech, Inc. (UTEK)

Veeco Instruments Inc. (VECO)

This new peer group was utilized in 2014 and early 2015 for purposes of evaluating whether compensation adjustments for our NEOs for 2015 were appropriate. Compensation adjustments made in 2014 utilized our prior peer group which included all of the above named companies except Veeco Instruments Inc. but also included the following: ATMI, Inc.; Exar Corporation; Hittite Microwave Corporation; IXYS Corporation; LTX-Credence Corporation; Nanometrics, Inc.; Silicon Image, Inc.; and Volterra Semiconductor Corporation. Given the significant stock value increase in 2014, the Company’s market capitalization percentile within its peer group has been very high while the revenue has been below the 50th percentile. The details of our standings relative to our peer groups with respect to revenue and market capitalization are below (revenue is calculated using trailing 12-month revenues as of the most recently ended quarter and market capitalization is as of the last day of the most recently ended quarter):

Peer Group	Tessera Percentile Ranking on Revenue	Tessera’s Percentile Ranking on Market Capitalization
Peer Group Selected in 2013 for measuring compensation in 2014 analyzed in October 2013	21st percentile	71st percentile
Peer Group Selected in 2013 for measuring compensation in 2014 analyzed in March 2015	45th percentile	90th percentile
Peer Group Selected in 2014 for measuring compensation in 2015 analyzed in October 2014	38th percentile	88th percentile

Each year, Compensia surveys the compensation practices of the peer group to assess the competitiveness of our compensation programs. Although we maintain the peer group for executive compensation and performance reference purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all officers. By contrast, survey data has the advantage of including data on executive positions beyond what is available in public filings, but may not be specific to the selected companies in the peer group. In light of this, during 2014, the Compensation Committee also reviewed data from the Radford Executive Survey, which consists of approximately 600 companies throughout the United States primarily from technology industries. We look at multiple cuts of data from the surveys, including national data across industries, Bay Area data across industries and specific industry cuts, and within those industry and geographic groups we align revenues to be consistent with the peer group. With respect to the survey data presented to the Compensation Committee, the identities of the individual companies included in the survey were not provided to the Compensation Committee, and the Compensation Committee did not refer to individual compensation information for such companies.

We believe that by utilizing both publicly available peer group data and the survey data from the published surveys in which we participate, we are able to develop the best set of competitive data reasonably available for use in making compensation decisions. The Compensation Committee, when making compensation adjustments to the NEOs, reviews the publicly available peer group data and the survey data to ensure that, following any compensation adjustment, the total compensation of NEOs falls within the Company’s guidelines.

Based on the objectives outlined above, the Compensation Committee strives to set target compensation opportunity levels to be competitive with the market that we compete in for executive talent and that are appropriate for the skills, experience and performance of each individual. However, the Compensation Committee does not establish compensation levels based solely on benchmarking. The Compensation Committee instead relies on the judgment of its members in making compensation decisions regarding base salaries, target bonus levels and long-term equity incentive awards after reviewing our performance and carefully evaluating each named executive officer’s performance during the year, leadership qualities, business responsibilities, career with our company, current compensation arrangements and long-term potential to enhance stockholder value. The Compensation Committee does not guarantee that any executive will receive a specific market-derived compensation level.

In addition, the Compensation Committee has taken the approach of determining the mix of compensation elements, such as base salary, bonus opportunity and equity awards, on an individual basis. The Compensation Committee allocates total compensation between cash and equity compensation based on a number of objective and subjective factors, including competitive practices among the comparable companies (discussed below), the role and responsibilities of the individual executive, and the nature of the behaviors the incentives are intended to motivate. The Compensation Committee’s philosophy is to balance compensation between long-term and short-term compensation, cash and non-cash compensation, and to take into account the roles and responsibilities of the individual officer.

Base Salary

The base salary for each executive is initially established through negotiation at the time the executive is hired, taking into account the executive’s qualifications, experience, prior salary, competitive salary information, and overall compensation arrangements. As discussed above, in determining whether to make adjustments to base salaries for our executive officers, the Compensation Committee reviews information regarding compensation paid to individuals holding comparable positions at our peer group companies as well as the relevant market data from the most recent Radford Executive survey. In addition, each year, the Compensation Committee determines whether to approve merit increases to our executive officers’ base salaries based upon the Company’s performance, their individual performance, changes in duties and responsibilities and the recommendations of our CEO (except for purposes of determining his own salary). No formulaic or guaranteed base salary increases are provided to the NEOs. In general, while the Compensation Committee does not attempt to set the various components of executive compensation at a certain target percentile within our peer group, executive base salaries fall generally between the 25th and 75th percentiles of the relevant comparable compensation data. We note, however, that NEO salaries for all NEOs were right at the median within the peer group.

On January 2, 2014, Robert Andersen joined the Company as our Executive Vice President and Chief Financial Officer. His initial annual base salary was set at $312,000 by the Compensation Committee. Mr. Andersen’s base salary was increased to $335,000 effective March 1, 2015.

No other adjustments to any base salary amounts for the other NEOs were made in 2014 or 2015.

Annual Cash Incentives

Our NEOs are eligible to receive an annual cash incentive bonus under our MBO Plan.

Annual Cash Incentive Bonus Targets

At the beginning of each year, the Compensation Committee approves minimum, target and maximum bonus opportunities for each NEO eligible to participate in the MBO Plan. Under this program in 2014, the minimum, target and maximum award opportunities were determined as a percentage of base salary:

	Minimum	Target	Maximum
Thomas Lacey (3)	0	100%	200%
Robert Andersen (1)	0	50%	100%
John S. Thode (2)(3)	N/A	N/A	N/A
Craig S. Mitchell (3)	0	50%	100%

(1)	Mr. Andersen’s target and maximum bonus were increased to 75% and 150% effective as of March 1, 2015.
(2)	Mr. Thode agreed to forego any bonus payment for 2014 under the MBO Plan. On June 27, 2014, the Company entered into a letter agreement with Mr. Thode pursuant to which Mr. Thode was to receive a special cash bonus of up to $500,000 payable upon receipt by the Company of funds prior to March 15, 2015 from the sale of certain assets of DigitalOptics to Shenzhen O-Film Tech Co., LTD. pursuant to an Asset Purchase Agreement dated as of April 17, 2014. All funds were received in December 2014 when the transaction closed and the full amount of the bonus was paid in December 2014.
(3)	Other than the adjustment for Mr. Andersen’s MBO Plan target referred to above, no other changes to NEO bonus targets for 2015 were made.

These target bonus levels are reviewed annually in consultation with Compensia as part of the compensation review process. Participants may receive a smaller award (or no award) if we do not achieve a target level of performance and a larger award (capped at a level that provides executives an opportunity to earn larger awards by exceeding performance objectives, but that does not create excessive risk by providing unlimited upside opportunities) if we exceed the target level of performance. Payments of above-target bonuses may be made only if we exceed our corporate financial objectives. Our CEO’s bonus opportunity is right at the median for our peer group companies.

Performance Goals

Bonuses paid to our NEOs under our MBO Plan are based on our achievement of certain predetermined corporate performance goals and (in the case of Mr. Mitchell) upon an evaluation of the individual officer’s performance for the year. With respect to both Messrs. Lacey and Andersen, 100% of each of their goals are based exclusively on the financial performance of the Company and with respect to Mr. Mitchell, 55% of his bonus is determined by our financial performance, 40% is determined based on corporate operational goals and 5% is based on individual achievements.

Achievement of Annual Corporate Performance Objectives

On an annual basis, the Compensation Committee sets a threshold financial objective that must be achieved before any annual bonuses for that year are paid. For 2014, the financial objective was for the Company to achieve positive non-GAAP operating profit for 2014 (“Threshold Goal”). The Threshold Goal was achieved and the actual bonuses for the NEOs were then determined based on the corporate goal achievement as described below.

In addition to the Threshold Goal, the Compensation Committee also sets corporate performance goals applicable to the annual bonuses for that year. Achievement levels up to 100% may be awarded for each corporate performance goal based on actual performance for the year relative to that goal. The corporate performance goals are a combination of financial goals, innovation and key market penetration goals and operational excellence goals that are all directly supportive of our short-term and long-term strategic plans. The performance goals set forth below summarize the specific goals set by the Compensation Committee for 2014 annual bonus purposes:

Category	Goal	Achievement
Financial Goals	$183.0 million in total revenue	100% achieved with $278.8 million in revenue
	$42.0 million in non-GAAP operating profit (1)	100% achieved with $116.7 million in non-GAAP operating profit
	$166.5 million in revenue for our IP business	100% achieved with $255.6 million in revenue for our IP business
	$40.3 million in non-GAAP operating profit for our IP business (1)	100% achieved with $110.3 million in non-GAAP operating profit for our IP business
	$109 million operating expenses for our IP business	100% achieved with $98.1 million in operating expenses for our IP business
Innovation and Key Market Penetration Goals	Identify and target new “greenfield” customers, imaging customers and new customers in the mobile market with specific milestone objectives relating to each customer	95% achieved based on management and Compensation Committee review of performance against targets
	Continue the development and revenue plans for our xFD® product, an advanced, low-cost, high-performance DRAM interconnect technology, our Bond Via Array™ (BVA®) package-on-package (PoP) technology and our 3-D integrated circuit technology.	74% of the goals were achieved, but the Compensation Committee exercised its downward discretion to award only 50% achievement as it was deemed that the minimum threshold performance of 80% was not achieved.
Operational Excellence Goals	Specific individual goals for each NEO are agreed upon between the CEO and the NEO on a quarterly basis. The NEOs overall performance against these objectives is generally assessed by the CEO at year-end.	70% achievement for Mr. Mitchell.

(1)	For purposes of calculating non-GAAP operating profit, stock-based compensation expenses are excluded and taxes are included at an assumed thirty percent tax rate. For a reconciliation of GAAP non-GAAP financial results, please see Appendix B.

Allocation of MBO Bonus Among Various Goals

Each NEO’s performance is determined by a combination of two or more of the above listed goals. The specific allocation for each NEO is set forth below.

	Financial Goals			Innovation and Key Market Penetration Goals		Operational Excellence
NAME	Revenue Growth	Non-GAAP Operating Profit (2)	Op Ex	New Verticals	3DIC BVA xFD
Tom Lacey	40%	60%	—	—	—	—
Robert Andersen	40%	60%	—	—	—	—
Craig Mitchell (1)	10%	15%	30%	35%	5%	5%

(1)	For measuring Mr. Mitchell’s performance against financial goals, only the IP business financial goals are considered.
(2)	For purposes of calculating non-GAAP operating profit, stock-based compensation expenses are excluded, amortization of intangibles is included, and taxes are included at an assumed thirty percent tax rate.

Multiplier

The bonus to be paid to any employee, including our NEOs, who participate in the MBO Plan, may be increased or decreased based on the matrix set forth below. The matrix (“2014 MBO Matrix”) is structured as a combination of year over year revenue growth for the Company and annual non-GAAP operating income achievement (expressed as a percentage of revenue). For 2014, year over year revenue growth was 65% and non-GAAP operating income was 42% of revenue. Therefore, the multiplier for 2014 was 2.0 and all bonuses were multiplied by 2.0. The maximum multiplier under the MBO Plan is 2.0.

The Compensation Committee also has the right to exercise its discretion to reduce any bonus payment.

	40%	0	0	0	0	0.13	0.25	0.38	0.50	0.73	0.96	1.19	1.42	1.65	1.69	1.74	1.78	1.83	1.87	1.91	1.96	2.00
	36%	0	0	0	0	0.13	0.25	0.38	0.50	0.72	0.94	1.16	1.38	1.60	1.65	1.70	1.75	1.80	1.85	1.90	1.95	2.00
R	33%	0	0	0	0	0.13	0.25	0.38	0.50	0.71	0.92	1.13	1.34	1.55	1.61	1.66	1.72	1.78	1.83	1.89	1.94	2.00
e	30%	0	0	0	0	0.13	0.25	0.38	0.50	0.70	0.90	1.10	1.30	1.50	1.56	1.63	1.69	1.75	1.81	1.88	1.94	2.00
v	28%	0	0	0	0	0.13	0.25	0.38	0.50	0.69	0.88	1.07	1.26	1.45	1.52	1.59	1.66	1.73	1.79	1.86	1.93	2.00
e	26%	0	0	0	0	0.13	0.25	0.38	0.50	0.68	0.86	1.04	1.22	1.40	1.48	1.55	1.63	1.70	1.78	1.85	1.93	2.00
n	24%	0	0	0	0	0.13	0.25	0.38	0.50	0.67	0.84	1.01	1.18	1.35	1.43	1.51	1.59	1.68	1.76	1.84	1.92	2.00
u	22%	0	0	0	0	0.13	0.25	0.38	0.50	0.66	0.82	0.98	1.14	1.30	1.39	1.48	1.56	1.65	1.74	1.83	1.91	2.00
e	20%	0	0	0	0	0.13	0.25	0.38	0.50	0.65	0.80	0.95	1.10	1.25	1.34	1.44	1.53	1.63	1.72	1.81	1.91	2.00
	18%	0	0	0	0	0.13	0.25	0.38	0.50	0.64	0.78	0.92	1.06	1.20	1.30	1.40	1.50	1.60	1.70	1.80	1.90	2.00
G	16%	0	0	0	0	0.13	0.25	0.38	0.50	0.63	0.76	0.89	1.02	1.15	1.24	1.34	1.43	1.53	1.62	1.71	1.81	1.90
r	14%	0	0	0	0	0.13	0.25	0.38	0.50	0.62	0.74	0.86	0.98	1.10	1.19	1.28	1.36	1.45	1.54	1.63	1.71	1.80
o	12%	0	0	0	0	0.13	0.25	0.38	0.50	0.61	0.72	0.83	0.94	1.05	1.13	1.21	1.29	1.38	1.46	1.54	1.62	1.70
w	10%	0	0	0	0	0.00	0.00	0.00	0.50	0.60	0.70	0.80	0.90	1.00	1.08	1.15	1.23	1.30	1.38	1.45	1.53	1.60
t	8%	0	0	0	0	0.00	0.00	0.00	0.16	0.32	0.48	0.63	0.79	0.95	1.02	1.09	1.16	1.23	1.29	1.36	1.43	1.50
h	6%	0	0	0	0	0.00	0.00	0.00	0.15	0.30	0.45	0.60	0.75	0.90	0.96	1.03	1.09	1.15	1.21	1.28	1.34	1.40
	4%	0	0	0	0	0.00	0.00	0.00	0.14	0.28	0.43	0.57	0.71	0.85	0.91	0.96	1.02	1.08	1.13	1.19	1.24	1.30
	2%	0	0	0	0	0.00	0.00	0.00	0.13	0.27	0.40	0.53	0.67	0.80	0.85	0.90	0.95	1.00	1.05	1.10	1.15	1.20
	0%	0	0	0	0	0.00	0.00	0.00	0.13	0.25	0.38	0.50	0.63	0.75	0.80	0.80	0.85	0.85	0.90	0.90	1.00	1.10
	TSRA	0%	1%	3%	5%	7%	9%	11%	13%	15%	17%	19%	21%	23%	25%	27%	29%	31%	33%	35%	37%	40%

***************************************************** Non GAAP Operating Income *****************************************************

2014 Annual Cash Incentive Bonuses

Based on the above matrix, the bonuses under the MBO Plan paid to Messrs. Lacey, Andersen and Mitchell were: $1,000,000, $312,000 and $276,307, respectively calculated as follows

Name	Achievement of Revenue Growth Goal (A)	Company Achievement of Non-GAAP Operating Profit Goal (B)	Multiplier (C)	Base Pay (D)	MBO at Target (E)	[(DxE)x(A+B)]xC
Thomas Lacey	40% (100% of 40%)	60% (100% of 60%)	2.0	$500,000	100%	$1,000,000
Robert Andersen	40% (100% of 40%)	60% (100% of 60%)	2.0	$312,000	50%	$312,000

Name	Achievement of IP Revenue Growth Goal (A)	Achievement of IP Non- GAAP Operating Profit Goal (B)	Achievement of IP Op Ex Goal (C)	Achievement of New Verticals Goal (D)	Achievement of 3DIC BVA xFD Goal (E)	Achievement of Operational Excellence Goal (F)	Multiplier (G)	Base Pay (H)	MBO at Target (I)	([(HxI)x(A +B+C+D+ E+F)]xG
Mr. Mitchell	10% (100% of 10%)	15% (100% of 15%)	30% (100% of 30%)	33.25% (95% of 35%)	3.7% (74% of 5%)	3.5% (70% of 5%)	2.0	$293,164	50%	$276,307

Additional Bonuses to Messrs. Lacey and Mitchell

On July 28, 2014, the Compensation Committee approved an additional bonus opportunity for 2014 corporate performance for certain employees of the Company, including Messrs. Lacey and Mitchell. Mr. Lacey was eligible to receive an additional bonus of up to $250,000 at the target goals and objectives, with a maximum potential up to $500,000. Mr. Mitchell is eligible to receive an additional bonus of up to $40,000 at the target goals and objectives, with a maximum potential up to $80,000. The amount of the bonus was determined exclusively by achievement against the revenue and non-GAAP operating income financial goals using the same matrix set forth above used for the multiplier under the MBO Plan. The multiplier for 2014 determined pursuant to the matrix above was multiplied by the “target” bonus amount to determine the final additional bonus amount to be paid. The Compensation Committee, in awarding this special bonus, considered that certain employees had made significant progress in helping achieve the Company turnaround efforts over the year period following the change in management without any bonus compensation whatsoever. This special award was to compensate those employees above and beyond their MBO Plan for helping to drive the change necessary to achieve the financial goals set for the Company. Based on the same analysis provided above, the maximum amount of $500,000 and $80,000 to Messrs. Lacey and Mitchell, respectively, was paid.

Equity Incentive Awards

Our long-term equity incentive award program is intended to provide executives with opportunities to participate in the appreciation of our stock price and to create unvested equity award value that will provide a financial incentive for executives to remain with and work for the continued success of the organization. Our 2014 long-term equity incentive award program was comprised of three equity award vehicles:

•

Stock Option Awards: Stock options form the basis of our long-term equity incentive award program. Stock options align the interests of management and stockholders by rewarding increases in stockholder value.

•

Restricted Stock Unit Awards: RSUs are used primarily in new hire executive packages and as part of our annual review process. RSUs will rise and fall in value just as a traded share of stock will, aligning executives’ interests with stockholders.

•

Performance Based Stock Option or Restricted Stock Unit Awards: Performance based RSUs are provided to most of our NEOs. These shares vest upon the occurrence of certain longer-term strategic milestones or specific annual financial goals and are intended to align a significant portion of these executives’ compensation to a single long-term strategic goal or to specific annual financial goals.

Stock Option Awards

Stock options granted generally have a four-year vesting schedule in order to provide an incentive for continued employment and generally expire ten years from the date of the grant, subject to earlier termination in the event of termination of employment. This provides a reasonable time frame in which to align the executive officer with the price appreciation of our shares. The exercise price of options granted under the stock plans is 100% of the fair market value of the underlying stock on the date of grant. Under the Tessera Technologies, Inc. 2003 Equity Incentive Plan, or the 2003 Equity Plan, the fair market value of our common stock is equal to the last closing sales price per share on the NASDAQ Global Select Market on the date of grant.

The Compensation Committee considered the data on competitive practices collected by Compensia, the performance and expected contributions of the executive, the executives’ other compensation, including his unvested equity holdings, as well as input from the CEO (for persons other than himself) and other members of the Board of Directors in determining individual executive awards.

In 2014, only Mr. Andersen received stock options in connection with his commencement of employment. These stock option awards are described below in the “Grants of Plan-Based Awards” table.

Time-Based Restricted Stock Unit Awards

As discussed above, we typically award RSUs to selected new hires and other employees as part of the annual award program. The Compensation Committee believes that RSUs are an effective tool for adding an immediate financial incentive to remain with and work for us that will mitigate potential attempts by labor market competitors to recruit critical employees. In January 2014, Mr. Andersen received 12,600 RSUs in connection with his appointment as Executive Vice President and Chief Financial Officer. The foregoing RSUs have a four-year vesting schedule in order to provide an incentive for continued employment.

Performance-Based Restricted Stock Unit Awards

In December 2013 and again in July 2014, Mr. Lacey, received 250,000 performance-based RSUs (for a total of 500,000 performance-based RSUs). Of these 500,000 performance based RSUs, 62,500 may vest each calendar year at target and 125,000 may vest each year at maximum. The performance-based vesting requirements shall be as agreed upon by Mr. Lacey and the Compensation Committee on an annual basis with respect to the shares that may vest in that year and will require continued employment until the vesting date. For 2014 and 2015, all of Mr. Lacey’s performance-based shares were tied to the Company’s financial goals for revenue growth and non-GAAP operating income under the multiplier matrix under the MBO Plan, as described above. Any performance-based RSUs that do not vest in a given year will be forfeited.

In January 2014 and again in July 2014, Mr. Andersen, received 29,400 performance-based RSUs (for a total of 58,800 performance-based RSUs). Of these 58,800 performance-based RSUs, 7,350 may vest each calendar year at target and 14,700 may vest each year at maximum. The performance-based vesting requirements shall be as agreed upon by Mr. Andersen and the Company’s Chief Executive Officer, and approved by the Compensation Committee, on an annual basis with respect to the shares that may vest in that year and will require continued employment until the vesting date. For 2014 and 2015, all of Mr. Andersen’s performance-based shares were tied to the Company’s financial goals for revenue growth and non-GAAP operating income under the multiplier matrix under the MBO Plan, as described above. Any performance-based RSUs that do not vest in a given year will be forfeited.

For 2014, performance-based RSUs granted to our continuing NEOs were released in February 2015 at the maximum amount. The following table summarizes the performance-based RSUs granted to our continuing NEOs that were eligible to vest during 2014:

	Number of RSUs Available for Release at Target Based on 2014 performance	Number of RSUs Available for Release at Maximum Based on 2014 performance	Release Conditions	Shares Released
Thomas Lacey	62,500	125,000	100% based on financial targets for revenue growth and non-GAAP operating income in accordance with 2014 MBO multiplier matrix—Multiplier determined pursuant to MBO matrix will be multiplied by target RSUs.	125,000

Robert Andersen	7,350	14,700	100% based on financial targets for revenue growth and non-GAAP operating income in accordance with 2014 MBO multiplier matrix-Multiplier determined pursuant to MBO matrix will be multiplied by target RSUs.	14,700

Craig Mitchell	3,750	3,750	100% based on financial targets in accordance with 2014 MBO multiplier matrix—Multiplier determined pursuant to MBO matrix will be multiplied by target RSUs.	3,750

In March 2015, Mr. Mitchell was awarded 18,000 performance-based RSUs. Of these, up to 6,000 may vest each calendar year over the next three years. The performance-based vesting requirements shall be as agreed upon by Mr. Mitchell and our CEO on an annual basis and will be focused on specific milestones with respect to new key customers and the development and sale of our xFD® product, our Bond Via Array™ (BVA®) package-on-package (PoP) technology and our 3-D integrated circuit technology.

Employment, Severance and Change in Control Agreements

We have entered into change in control severance agreements and severance agreements with certain of our executive officers to provide severance and/or change in control benefits. The Compensation Committee believes these types of agreements are essential in order to attract and retain qualified executives and promote stability and continuity in our senior management team. We believe that the stability and continuity provided by these agreements are in the best interests of our stockholders. For details, see “Employment, Severance and Change in Control Arrangements” below.

401(k) Plan

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate in the United States. The 401(k) Plan permits eligible employees to defer up to the maximum dollar amount allowed by law. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make discretionary matching contributions to the 401(k) Plan in an amount equal to fifty percent of deferrals up to a maximum of three percent of the participant’s annual base pay and subject to certain other limits. Employer contributions to the Plan are vested as follows: 25% after one year of service, 50% after two years of service, 75% after three years of service and 100% after four years of service. Employees who are 21 years of age or older are eligible to participate in the 401(k) Plan as of the date of hire.

We do not maintain any other defined benefit, defined contribution or deferred compensation plans for our employees.

Other Elements of Compensation and Perquisites

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers. In addition, we provide certain highly-compensated employees, including our NEOs, with supplemental long-term disability coverage. For purposes of eligibility for this coverage, highly-compensated employees are defined as those employees whose monthly income is higher than $13,333, or $160,000 per year. We also provided Mr. Lacey with temporary housing from June 2013 through June 2014. Other than as described in this section, we do not provide any special perquisites or health or welfare benefits to our NEOs that are not available to all of our employees.

Other Compensation Policies

Stock Ownership and Retention Guidelines. In October 2014, our Board adopted stock ownership guidelines that apply to our CEO, each other executive officer of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, and each other employee that reports directly to the Chief Executive Officer (each, an “Executive”). Each Executive will be expected to own common stock of the Company with a market value equal to the following amounts for as long as he or she remains an Executive:

Title	Ownership Threshold
Chief Executive Officer	Three times (3x) base salary
Other Executives	One times (1x) base salary

Each Executive must hold 50% of all “Net Settled Shares” (as defined below) received from the vesting, delivery or exercise of equity awards granted under our equity award plans until the Executive’s ownership equals or exceeds the applicable ownership threshold, as set forth above. In no event shall shares of common stock purchased under our employee stock purchase plan be considered granted under our equity award plans for purposes of this share retention requirement. This share retention requirement applies to an Executive only if such Executive has not achieved his or her applicable ownership threshold. For purposes of the guidelines, “Net Settled Shares” means those shares of common stock that remain after payment of (a) the exercise price of stock options or purchase price of other awards and all applicable withholding taxes, including shares sold or netted with respect thereto, and (b) all applicable transaction costs.

Insider Trading Policy. Our insider trading policy prohibits directors, officers, employees and all persons living in their households from trading any type of security, whether issued by us or other companies with which we do business, while aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Additionally, we restrict trading by our directors and officers, as well as other categories of employees who may be expected in the ordinary course of performing their duties to have access to material non-public information, to quarterly trading windows that begin one full trading day following the public disclosure of our quarterly or annual financial results and that ends at 5:00 pm Eastern Time on the 15th day of the last month in each calendar quarter (or if the 15th day falls on a non-trading day, then on the trading day immediately prior to the 15th day of the last month in each calendar quarter). Furthermore, the insider trading policy requires that certain specified individuals meet with representatives of our legal department to confirm that they are not in possession of material non-public information prior to trading any security of the Company during open window periods. Our insider trading policy also prohibits directors, officers, employees and all persons living in their households from purchasing Company stock on margin, pledging Company stock to secure margin or other loans, short selling Company stock or buying or selling put or call options on Company stock, or entering into other derivative contracts or hedging contracts.

Clawback Policy. We have adopted an incentive compensation “clawback” policy under which the Compensation Committee or the Board of Directors may require the reimbursement or forfeiture of incentive compensation from an executive officer in the event of restatement of the company’s financial results due to its material noncompliance with any financial reporting requirement under United States securities laws. We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the Company demonstrates its commitment to strong corporate governance. Under our clawback policy, the Compensation Committee or the Board of Directors may require reimbursement from the executive officer for incentive compensation. The amount of incentive compensation that may be recovered is the portion of any bonus paid to, and any performance-based equity awards earned by, the executive officer that the executive officer would not have received if the Company’s financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation during the three year period prior to the date on which the Company is required to prepare an accounting restatement.

Tax and Accounting Treatment of Elements of Executive Compensation

We aim to compensate the NEOs in a manner that is tax effective for us without sacrificing the effectiveness of the incentive programs being offered to executives. Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to its chief executive officer and its four most highly compensated executive officers (other than its chief financial officer). Compensation that is “qualified performance-based compensation” generally is not subject to the $1 million deduction limit. Although we have plans that permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code if the requirements of Section 162(m) are satisfied, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

We account for stock-based awards to our employees under the rules of FASB ASC Topic 718, which requires us to record the compensation expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below sets forth, for the fiscal years ended December 31, 2014, 2013 and 2012, the salary and bonus earned by and other compensation paid to our NEOs for 2014.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards (1) ($)		Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (3)		Total ($)
Thomas Lacey Chief Executive Officer	2014	500,000		—		5,767,250	(4)	—	1,500,000	(5)	8,316		7,775,566
	2013	295,890	(6)	—		7,053,002	(4)	3,022,649	—		6,323		10,377,864

Robert Andersen Chief Financial Officer	2014	311,000		—		1,258,261	(4)	248,585	312,000		8,065		2,137,911

John S. Thode President, DigitalOptics	2014	450,000		—					500,000		93,316	(8)	1,043,316
	2013	403,151	(7)	112,500	(9)	1,579,410		1,117,935	—		85,489	(8)	3,298,485

Craig S. Mitchell President, Invensas and CTO	2014	293,164							356,307	(10)	7,920		657,391
	2013	293,164				168,335		107,365			5,943		607,307
	2012	292,766		32,500		89,454		121,522	76,428		6,152		586,321

(1)	The amounts reflected in this column represent the aggregate grant date fair value for stock awards granted to the NEOs in the relevant fiscal year, measured in accordance with ASC 718, excluding the effect of estimated forfeitures, and do not reflect whether the recipient has actually realized a financial benefit from these awards. With respect to stock awards granted during 2013 and 2014 the vesting of which was performance-based, these amounts have been computed based upon the probable outcome of the performance conditions applicable to such stock awards, if any, as of the grant date. The probable outcome for all stock awards granted with performance conditions for purposes of calculating the values in this table has been assumed to be the potential maximum value of the awards. For the methodology of how the aggregate grant date fair value amount is calculated, please see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2015. At target, performance-based stock awards will vest as to 50% of the maximum shares subject to such awards.
(2)	The amounts reflected in this column represent the aggregate grant date fair value for option awards granted to the NEOs in the relevant fiscal year, measured in accordance with ASC 718, excluding the effect of estimated forfeitures, and do not reflect whether the recipient has actually realized a financial benefit from these awards. For the methodology of how the aggregate grant date fair value amount is calculated, please see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2015.
(3)	Unless otherwise indicated, these amounts include 401(K) contributions, life insurance and disability premiums.
(4)	Incudes the total grant date fair value of stock awards granted to the NEOs at the maximum possible achievement. At target, performance-based equity will be 50% of maximum.
(5)	Includes $1,000,000 paid under the MBO Plan and an additional $500,000 paid under the special bonus plan described above.
(6)	Mr. Lacey joined the Company as an employee and began serving as our Interim Chief Executive Officer on May 29, 2013. He was named the Chief Executive Officer on December 9, 2013. This amount represents a prorated portion of his annual base salary for 2013, which was $500,000.
(7)	Mr. Thode joined the Company as an employee on February 7, 2013. This amount represents a prorated portion of his annual base salary for 2013, which was $450,000.
(8)	Represents annual living expense reimbursement of $78,482 and $85,000, for 2013 and 2014, respectively.
(9)	Mr. Thode received a one-time bonus upon his joining the Company.
(10)	Includes $276,307 paid under the MBO Plan and an additional $80,000 paid under the special bonus plan described above.

Grants of Plan-Based Awards

The table below sets forth information concerning grants of plan-based awards in 2014 to our NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (5)	Closing Share Per Price on Date of Grant ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas Lacey	7/28/14	—	500,000	1,000,000	—	125,000	250,000	—	—	—	5,767,250	$23.07

Robert Andersen	1/2/14	—	156,000	312,000					52,000	19.73	285,641	19.73
	1/2/14							12,600			248,585	19.73
	1/2/14				—	14,700	29,400				580,033	19.73
	7/28/14				—	14,700	29,400				678,229	23.07

John S. Thode	—	—	—	—	—	—	—	—	—	—	—	—

Craig S. Mitchell	—	—	146,582	293,164	—	—	—	—	—	—	—	—

(1)	These awards were granted under the Company’s MBO Plan. See further details in the “2014 Annual Cash Incentive Bonuses” section of the Compensation Discussion and Analysis section above.
(2)	Up to 25% of each RSU award may vest during each calendar year following the date of grant, commencing with 2014. The performance-based vesting requirements shall be as agreed upon by the executive and the Compensation Committee on an annual basis with respect to the shares that may vest in that year and will require continued employment until the vesting date. Any performance-based RSUs that do not vest in a given year will be forfeited. For 2014, the performance-based RSUs granted to Messrs. Lacey and Andersen were released at the maximum amount. The goals and objectives set by the Compensation Committee for the release of these shares were the same as the matrix used for the multiplier under our MBO Plan set forth in the “2014 Annual Cash Incentive Bonuses” section of the Compensation Discussion and Analysis section above. The performance-based RSUs granted to Mr. Lacey are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment, Severance and Change in Control Arrangements.
(3)	Unless otherwise noted, the RSU awards vest as follows: 25% of the shares subject to such awards vest after each of the four full fiscal years following the grant date of the award, to the extent the executive is employed with or retained as a consultant by the Company on the vesting dates. The RSU awards are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment, Severance and Change in Control Arrangements.
(4)	Stock option awards have a ten-year term from the grant date and vest as follows: 25% of the shares subject to the stock options will vest annually following the grant date, to the extent the executive is employed with or retained as a consultant by the Company on the vesting dates. All stock options were granted under the 2003 Equity Plan, with an exercise price equal to 100% of the fair market value on the date of grant, as determined in accordance with the terms of the 2003 Equity Plan, and are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment, Severance and Change in Control Arrangements.”
(5)	The amounts reflected in this column represent the aggregate grant date fair value for stock and option awards granted to the NEOs in the relevant fiscal year, measured in accordance with ASC 718, excluding the effect of estimated forfeitures, and do not reflect whether the recipient has actually realized a financial benefit from these awards. With respect to stock awards granted during 2014 the vesting of which was performance-based, these amounts have been computed based upon the probable outcome of the performance conditions applicable to such stock awards, if any, as of the grant date. The probable outcome for all stock awards granted with performance conditions for purposes of calculating the values in this table has been assumed to be the potential maximum value of the awards. For the methodology of how the aggregate grant date fair value amount is calculated, please see Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 25, 2015.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information concerning the number and value of unexercised stock options and unvested stock awards held by the NEOs at December 31, 2014:

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#) (4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Thomas Lacey	5/22/13	—	—		—	—	6,250	223,500	—		—
	5/29/13	11,875	18,125		$20.71	5/28/23	9,375	335,250	—		—
	12/9/13	109,500	328,500		$18.84	12/8/23	75,000	2,682,000	250,000		8,940,000
	7/28/14	—	—		—	—	—	—	250,000		8,940,000

Robert Andersen	1/2/14	—	52,000		$19.73	1/1/24	12,600	450,576	29,400		1,051,344
	7/28/14	—	—		—	—	—	—	29,400		1,051,344

Craig S. Mitchell	5/18/06	7,292	—		$28.20	5/17/16	6,900	246,744	3,750	(5)	134,100
	8/19/09	10,625	—		$26.16	8/18/19	—	—	—		—
	9/9/11	313	2,812	(6)	$12.52	9/8/21	—	—	—		—
	9/12/12	563	11,812	(6)	$14.91	9/11/22	—	—	—		—
	10/14/13	325	11,050	(6)	$20.43	10/13/23	—	—	—		—

John S. Thode	2/7/13	21,875	81,250	(7)	$17.55	2/6/23	22,500	804,600	60,000		2,145,600

(1)	Stock option awards have a ten-year term from the grant date and vests as follows: 1/4th of the shares subject to the equity awards will vest annually following the grant date, to the extent the NEO is employed with or retained as a consultant by the Company on the vesting dates. All stock option awards are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment, Severance and Change in Control Arrangements” below.
(2)	Unless otherwise noted, the restricted stock unit awards vest as follows: 25% of the shares subject to the equity awards will vest annually following the grant date, to the extent the executive is employed with or retained as a consultant by the Company on the vesting dates. All time-based restricted stock are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment, Severance and Change in Control Arrangements” below.
(3)	This value is based on the December 31, 2014 closing price of our common stock of $35.76 as reported by the NASDAQ Global Select Market below.
(4)	Reflects the number of RSUs that may vest pursuant to such awards at “maximum” performance. At target performance, 50% of the RSUs would vest. Up to 25% of each RSU award may vest during each calendar year following the date of grant, commencing with 2014. The performance-based vesting requirements shall be as agreed upon by the executive and the Compensation Committee on an annual basis with respect to the shares that may vest in that year and will require continued employment until the vesting date. Any performance-based RSUs that do not vest in a given year will be forfeited. For 2014, the performance-based RSUs granted to Messrs. Lacey, Andersen and Mitchell were released at the maximum amount in February 2015. The goals and objectives set by the Compensation Committee for the release of these shares are described in the “Equity Incentive Awards” section of the Compensation Discussion and Analysis section above. The performance-based RSU awards granted to Mr. Lacey are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment, Severance and Change in Control Arrangements.
(5)	Represents the final tranche of a 15,000 share performance based RSU award that was granted to Mr. Mitchell in 2011. Up to 25% of the RSU award was eligible to vest during each calendar year following the date of grant, commencing with 2011. The performance-based vesting requirements were as agreed upon by the executive and our CEO on an annual basis with respect to the shares that may vest in that year and will require continued employment until the vesting date. Any performance-based RSUs that did not vest in a given year were be forfeited. The final tranche of 3,750 shares subject to this award vested in early 2015.
(6)	Stock option awards have a ten-year term from the grant date and vest as follows: 1/48th of the shares subject to the equity awards will vest monthly following the grant date, to the extent the NEO is employed with or retained as a consultant by the Company on the vesting dates. All stock option awards are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment, Severance and Change in Control Arrangements” below.
(7)	Stock option awards have a ten-year term from the grant date and vest as follows: 1/4th of the shares subject to the equity awards will vest on the first anniversary of the grant date with the remaining shares vesting in equal monthly installments over the 3 year period following the first anniversary of the grant date, to the extent the NEO is employed with or retained as a consultant by the Company on the vesting dates. All stock option awards are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment, Severance and Change in Control Arrangements” below.

Option Exercises and Stock Vested

The table below sets forth information concerning the number of stock options exercised in 2014 and the value realized upon their exercise by the NEOs, as well as the number of shares acquired on vesting of stock awards in 2014 and the value realized upon vesting by such officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Thomas Lacey	—	—	31,875	822,199
Robert Andersen	—	—	—	—
John S. Thode	46,875	237,671	7,500	142,643
Craig S. Mitchell	124,390	1,515,965	5,840	155,659

(1)	Amounts realized from the vesting of option awards are calculated by multiplying the number of shares as to which the option was exercised by the excess of the fair market value of a share of our common stock on the vesting date over the applicable exercise price.
(2)	Amounts realized from the vesting of stock awards are calculated by multiplying the number of shares that vested by the fair market value of a share of our common stock on the vesting date, less the exercise price.

Employment, Severance and Change in Control Arrangements

Employment Agreements

The Company has not entered into any employment agreements with the NEOs.

Change in Control and Severance Arrangements

The Company provides for certain severance benefits in the event that an executive’s employment is involuntarily or constructively terminated. In addition, the Company provides enhanced severance benefits if such a termination occurs within 18 months following a change in control. Such severance benefits are designed to alleviate the financial impact of an involuntary termination through salary, bonus and health benefit continuation and with the intent of providing for a stable work environment. We believe that reasonable severance benefits for those NEOs with which we have entered into severance agreements are important because it may be difficult for these NEOs to find comparable employment within a short period of time following certain qualifying terminations. The Company also believes these benefits are a means reinforcing and encouraging the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control. We believe that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.

The Company extends change in control benefits because they are essential to help the Company fulfill its objectives of attracting and retaining key managerial talent. These agreements are intended to be competitive within our industry and company size and to attract highly qualified individuals and encourage them to be retained by the Company. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the Compensation Committee when determining executive officer compensation, the decision to offer these benefits did not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels. The Compensation Committee has determined that such arrangements offer protection that is competitive within our industry and company size and are necessary to attract highly qualified individuals and encourage them to be retained by the Company. In making the decision to extend the benefits, the Compensation Committee relied on the assurances of its independent advisor that the programs are representative of market practice, both in terms of design and cost.

Severance Agreements

The Company has entered into severance agreements with each of Messrs. Lacey, Andersen and Mitchell and change in control severance agreements with Messrs. Lacey and Andersen. The Company had previously entered into a severance agreement with Mr. Thode that was triggered by the end of Mr. Thode’s employment with the Company in March 2015.

Severance Agreement with Mr. Lacey

The severance agreement between the Company and Mr. Lacey provides that if Mr. Lacey is involuntarily terminated without cause or resigns for good reason, or Mr. Lacey’s employment terminates as a result of his death or permanent disability, Mr. Lacey shall, upon the effectiveness of a general release of claims by Mr. Lacey in favor of the Company, receive:

•	his fully earned but unpaid base salary and his earned but unpaid vacation through the date of separation;

•	the amount of the annual bonus Mr. Lacey would have been entitled to receive as of the date of separation based on the Company’s and/or Mr. Lacey’s performance through such date;

•	a lump sum cash payment equal to his annual base salary;

•	continuation of health benefits for one year following termination; and

•

immediate acceleration of vesting of such portion of his time-based RSUs as would have vested if Mr. Lacey had continued to provide services to the Company for one year following the date of separation, extended exercisability of stock option awards for one year after the date of separation, and if such termination occurs more than six (6) months and one (1) day into the performance period then-underway (“Performance Period”) under any outstanding performance-based restricted stock award or any other performance-based equity award (each, a “Performance Award”), Mr. Lacey shall remain eligible to vest in such portion of the Performance Award as is attributable to the Performance Period in accordance with the terms of such Performance Award based on actual performance relative to the performance goals applicable to the Performance Period, which vesting shall be effective on the last day of the Performance Period (or such other settlement date as may be provided in the agreement evidencing the Performance Award).

The severance agreement is set to expire in December 2015, which term may be renewed by mutual agreement between the Company and Mr. Lacey.

Severance Agreements with Messrs. Andersen and Mitchell

The Company has entered into severance agreements with Messrs. Andersen and Mitchell. The severance agreements provide that, if an executive’s employment is terminated by us without cause or if the executive resigns for good reason, the executive will be entitled to receive the following payments:

•	his fully earned but unpaid base salary and his earned but unpaid vacation through the date of termination;

•	a lump sum cash payment equal to a 75% of his annual base salary;

•	continuation of health benefits for a period of 9 months following the date of termination; and

•	9 months vesting credit for any outstanding stock awards (other than stock awards that vest based on the achievement of performance objectives).

The severance benefits described above will be paid upon the executive’s execution of a general release of claims in favor of the Company. The severance agreement with Mr. Andersen is set to expire in January 2016, which term may be renewed by mutual agreement between the Company and Mr. Andersen.

Change in Control Severance Agreement with Messrs. Lacey and Andersen

The change in control severance agreement between the Company and Mr. Lacey provides that if Mr. Lacey is involuntarily terminated without cause or resigns for good reason, or Mr. Lacey’s employment terminates as a result of his death or permanent disability within 18 months following a change in control, Mr. Lacey shall, upon the effectiveness of a general release of claims by Mr. Lacey in favor of the Company, receive all benefits to which he is entitled under the severance agreement described above, plus immediate acceleration of vesting in full of all equity awards, provided that Performance Awards shall vest as to the “target” number of shares subject to such award. The change in control severance agreement is set to expire in December 2015, which term may be renewed by mutual agreement between the Company and Mr. Lacey.

The change in control severance agreement between the Company and Mr. Andersen provides that if Mr. Andersen is involuntarily terminated without cause or resigns for good reason within 18 months following a change in control, Mr. Andresen shall, upon the effectiveness of a general release of claims by Mr. Andersen in favor of the Company, receive all benefits to which he is entitled under the severance agreement described above, plus immediate acceleration of vesting in full of all equity awards (excluding performance shares). The change in control severance agreement is set to expire in January 2016, which term may be renewed by mutual agreement between the Company and Mr. Andersen.

Defined Terms

For purposes of both the severance agreements and the change in control severance agreements, “cause” means, generally, an executive’s gross negligence or willful misconduct in the performance of his duties where such gross negligence or willful misconduct has resulted or is likely to result in material damage to our company, the executive’s willful and habitual neglect of or failure to perform his duties, the executive’s commission of any act of fraud or dishonesty with respect to our company that causes harm to our company or is intended to result in substantial personal enrichment, the executive’s failure to cooperate with us in any investigation or formal proceeding initiated by a governmental authority or otherwise approved by our Board of Directors or the Audit Committee of the Board of Directors, the executive’s material violation of our confidentiality and proprietary rights agreement or any similar agreement with the Company, or the executive’s material breach of any obligation or duty under the agreement or any written employment or other written policies of our company.

For purposes of both the severance agreements and the change in control severance agreements, “good reason” means, generally, a material diminution in the executive’s authority, duties or responsibilities, a material diminution in the executive’s base compensation, unless such a reduction is imposed across-the-board to senior management, a material change in the geographic location at which the executive must perform his duties, or any other action that constitutes our material breach of the agreement.

For purposes of both the severance agreements and the change in control severance agreements, “change in control” is generally defined as:

•

a merger or consolidation in which the Company is a party, other than a merger or consolidation which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities; or

•	the sale of all or substantially all of our assets.

Termination of John Thode

Effective March 9, 2015, Mr. Thode’s employment with the Company was terminated. Mr. Thode signed the release agreement attached to his severance agreement and the benefits provided for under Mr. Thode’s severance agreement were provided to him. This included the following payments:

•	his fully earned but unpaid base salary and his earned but unpaid vacation through the date of termination;

•	a lump sum cash payment equal to a 75% of his annual base salary;

•	continuation of health benefits for a period of 9 months following the date of termination; and

•	9 months vesting credit for any outstanding stock awards (other than stock awards that vest based on the achievement of performance objectives).

2003 Equity Plan

We routinely grant our executive officers stock awards pursuant to our 2003 Equity Plan. The change in control provisions applicable to stock awards under our 2003 Equity Plan generally provide for accelerated vesting of unvested awards in connection with a change in control if such awards are not assumed or replaced with comparable awards by our successor company or its parent. For a description of the material terms of the 2003 Equity Plan, see Proposal 4.

Potential Payments Upon Change in Control and Termination

The following table summarizes potential change in control and severance payments to each named executive officer in the event of (1) a termination of employment as a result of the NEO’s resignation for good reason or termination of employment by us other than for cause, and (2) such a termination within 18 months following a change in control. The table assumes that the termination and change in control, if applicable, occurred on December 31, 2014. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $35.76, which represents the closing market price of our common stock as reported by the NASDAQ Global Select Market on December 31, 2014, the last trading day of 2014.

Name	Benefit Type	Payment in the Case of a Resignation for Good Reason or a Termination Other Than for Cause ($)		Payment in the Case of a Resignation for Good Reason or a Termination Other Than for Cause, if Within 18 Months Following a Change in Control ($)
Thomas Lacey	Cash Payments	500,000	(1)	500,000	(1)
	Value of Stock Award Acceleration	5,295,734	(4)	18,011,411	(9)
	Value of Health Benefits	12,600	(8)	12,600	(8)

Robert Andersen	Cash Payments	251,250	(2)	251,250	(2)
	Value of Stock Award Acceleration	321,031	(5)	1,284,123	(6)
	Value of Health Benefits	9,450	(7)	9,450	(7)

Craig S. Mitchell	Cash Payments	219,873	(2)	219,873	(2)
	Value of Stock Award Acceleration	269,372	(5)	269,372	(5)
	Value of Health Benefits	9,450	(7)	9,450	(7)

John S. Thode	Cash Payments	337,500	(2)	720,000	(3)
	Value of Stock Award Acceleration	780,349	(5)	4,429,680	(9)
	Value of Health Benefits	9,450	(7)	12,600	(8)

(1)	Cash payment is payable in a lump sum equal to 100% of the executive’s base salary.
(2)	Cash payment is payable in a lump sum equal to 75% of the executive’s base salary.
(3)	Cash payment under the change in control severance agreement with Mr. Thode in effect at December 31, 2014 were payable in a lump sum equal to 160% of his base salary. The severance benefits payable under the change in control severance agreement with Mr. Thode were subject to reduction by any severance benefits payable by the Company to him under his severance agreement.
(4)	Represents the value of those stock awards that would vest over the 12-month period following December 31, 2014 based on the difference between the exercise or purchase price, if any, and $35.76, which was the closing price of our common stock as reported by the NASDAQ Global Select Market on December 31, 2014 and assumes that such termination occurs more than six (6) months and one (1) day into the performance period then-underway under any outstanding performance-based restricted stock award or any other performance-based equity award. For purposes of the table above, the value of any performance-based equity awards is presumed to be at target and not at maximum.
(5)	Represents the value of those stock awards (excluding performance-based awards) that would vest over the 9-month period following December 31, 2014 based on the difference between the exercise or purchase price, if any, and $35.76, which was the closing price of our common stock as reported by the NASDAQ Global Select Market on December 31, 2014.
(6)	Represents the value of all stock awards (excluding performance-based awards) that would vest based on the difference between the exercise or purchase price, if any, and $35.76, which was the closing price of our common stock as reported by the NASDAQ Global Select Market on December 31, 2014.
(7)	Represents the estimated cost of 9 months of continued health coverage.
(8)	Represents the estimated cost of 12 months of continued health coverage, which would have been provided to Mr. Thode under the change in control severance agreement with him in effect at December 31, 2014.
(9)	Represents the value of all stock awards that would vest based on the difference between the exercise or purchase price, if any, and $35.76, which was the closing price of our common stock as reported by the NASDAQ Global Select Market on December 31, 2014; provided, however that the value of performance-based equity awards is presumed to be at target and not at maximum.

Risk Assessment of Compensation Policies and Programs

In early 2015, management assessed our compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by the Company and presented its assessment to our Compensation Committee. Based on its assessment, management recommended, and the Compensation Committee, concluded, that none of our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on the Company. In connection with their review, management and the Compensation Committee noted certain key attributes of our compensation policies and programs that help to reduce the likelihood of excessive risk taking, including:

•	The program design provides a balanced mix of cash and equity compensation, fixed and variable compensation and annual and long-term incentives.

•	Corporate performance objectives are designed to be consistent with the Company’s overall business plan and strategy, as approved by the Board of Directors.

•

The determination of executive incentive awards is based on a review of a variety of indicators of performance, including both financial and non-financial goals, reducing the risk associated with any single indicator of performance.

•	Incentive payments are capped at no more than 200% of target.

•	The Company’s equity awards generally vest over four year periods or based upon the achievement of performance objectives.

•	The Compensation Committee has the right to exercise negative discretion over executive incentive plan payments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2014, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our capital stock or any member of their immediate families had or will have a direct or indirect material interest other than the compensatory transactions described above and the agreements and transactions described below.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. As permitted by the Delaware General Corporation Law, we have adopted provisions in our restated certificate of incorporation that limit or eliminate the personal liability of our directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Pursuant to our restated certificate of incorporation and bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. A “director” or “officer” includes any person who is or was a director or officer of us, is or was serving at our request as a director or officer of another enterprise or was a director or officer of a corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation. Pursuant to our restated certificate of incorporation and bylaws, we also have the power to indemnify our employees to the extent permitted under Delaware law. Our restated certificate of incorporation and bylaws provide that our Board of Directors may authorize the advancement of expenses for the defense of any action for which indemnification is required or permitted. Our restated certificate of incorporation and bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or, at our request, served in such a capacity for another enterprise.

We have entered into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors; and

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Procedures for Approval of Related Person Transactions

As provided by the Company’s written Audit Committee Charter, the Audit Committee must review all related party transactions on an ongoing basis, and approve any related party transaction. The Company’s written Code of Business Conduct and Ethics Policy requires that all directors, officers and employees make appropriate disclosure of any situation that could give rise to a conflict of interest to the Company’s General Counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each current director and each nominee to become a director, (ii) each named executive officer, (iii) all current directors, nominees and current executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock as of February 27, 2015.

The number of shares of common stock outstanding used in calculating the percentage for each listed person or entity includes common stock underlying options held by the person or entity that are exercisable within 60 days of February 27, 2015, and common stock underlying RSUs held by the person or entity that will vest within 60 days of February 27, 2015, but excludes common stock underlying options and RSUs held by any other person or entity. Percentage of beneficial ownership is based on 52,782,899 shares of common stock outstanding as of February 27, 2015.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total Class
Executive Officers, Directors and Nominees
Thomas Lacey (1)	110,524	*
Robert Andersen (2)	23,711	*
Craig Mitchell (3)	33,306	*
John Thode (4)	39,992	*
Christopher Seams	37,166	*
Donald E. Stout	18,256	*
George Cwynar	12,201	*
George A. Riedel	20,066	*
John Chenault	17,166	*
Peter A. Feld (5)	2,932,166	5.6%
Richard S. Hill (6)	83,770	*
Timothy J. Stultz, Ph.D.	10,458	*
Tudor Brown	17,166	*
All current executive officers, directors and nominees to become a director as a group (thirteen persons) (5)(12)	3,355,948	6.3%
5% Stockholders
Persons and entities affiliated with Starboard Value and Opportunity Master Fund Ltd. (7)	2,915,000	5.5%
BlackRock, Inc. (8)	4,885,726	9.3%
Seizert Capital Partners, LLC (9)	2,820,808	5.3%
Frontier Capital Management Co., LLC (10)	3,104,888	5.9%
Entities affiliated with Vanguard Group, Inc. (11)	3,325,277	6.3%

*	Represents beneficial ownership of less than 1%.
(1)	Includes 40,003 shares issuable upon exercise of outstanding options held by Mr. Lacey, exercisable within 60 days of February 27, 2015.
(2)	Includes 13,000 shares issuable upon exercise of outstanding options held by Mr. Andersen, exercisable within 60 days of February 27, 2015.
(3)	Includes 23,918 shares issuable upon exercise of outstanding options held by Mr. Mitchell, exercisable within 60 days of February 27, 2015.
(4)	Includes 34,375 shares issuable upon exercise of outstanding options held by Mr. Thode, exercisable within 60 days of February 27, 2015.
(5)

Includes the 2,915,000 shares beneficially owned by persons and entities affiliated with Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O MF”) as described in note 7. Mr. Feld, solely by virtue of his position as a member of the Management Committee of Starboard Value GP LLC (“Starboard Value

GP”), the general partner of the investment manager of Starboard V&O MF, and as a member and member of the Management Committee of Starboard Principal Co GP LLC, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the 1,764,050 shares owned directly by Starboard V&O MF. Mr. Feld, solely by virtue of his position as a member of the Management Committee of Starboard Value GP, the general partner of Starboard Value LP, and as a member and member of the Management Committee of Starboard Principal Co GP LLC, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the 626,378 shares held in an account managed by Starboard Value LP. Mr. Feld, solely by virtue of his position as a member of the Management Committee of Starboard Value GP, the general partner of the manager of Starboard Value and Opportunity S LLC (“Starboard V&O SLLC”), and as a member and member of the Management Committee of Starboard Principal Co GP LLC, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the 399,395 shares owned directly by Starboard V&O SLLC. Mr. Feld, solely by virtue of his position as a member of the Management Committee of Starboard Value GP, the general partner of the investment manager of Starboard Value and Opportunity C LP (“Starboard V&O CLP”), and as a member and member of the Management Committee of Starboard Principal Co GP LLC, the general partner of the member of Starboard Value GP, may be deemed to beneficially own the 125,177 shares owned directly by Starboard V&O CLP. Mr. Feld expressly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(6)	Includes 50,000 shares issuable upon exercise of outstanding options held by Mr. Hill, exercisable within 60 days of February 27, 2015.
(7)	Starboard V&O MF has sole voting and dispositive power as to 1,764,050 shares. Starboard V&O SLLC has sole voting and dispositive power as to 399,395 shares. Starboard V&O CLP has sole voting and dispositive power as to 125,177 shares. Starboard Value R LP, as the general partner of Starboard V&O CLP, and Starboard Value R GP LLC as the general partner of Starboard Value R LP, may be deemed the beneficial owner of the 125,177 shares owned by Starboard V&O CLP. Starboard Value LP, as the investment manager of Starboard V&O MF and Starboard V&O CLP and the manager of Starboard V&O SLLC may be deemed the beneficial owner of the shares owned by Starboard V&O MF, Starboard V&O CLP and Starboard V&O SLLC, as well as 626,378 shares held in an account managed by Starboard Value LP. Starboard Value GP, as the general partner of Starboard Value LP, may be deemed the beneficial owner of the shares owned by Starboard V&O MF, Starboard V&O CLP, Starboard V&O SLLC and Starboard Value LP. Starboard Principal Co LP (“Principal Co”), as a member of Starboard Value GP, and Starboard Principal Co GP LLC (“Principal GP”), as the general partner of Principal Co, may also each be deemed the beneficial owner of the shares owned by Starboard V&O MF, Starboard V&O CLP, Starboard V&O SLLC and Starboard Value LP. Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld, as members of Principal GP and members of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may also each be deemed the beneficial owner of the shares owned by Starboard V&O MF, Starboard V&O CLP, Starboard V&O SLLC and Starboard Value LP.

The address of the principal office of each of Starboard V&O SLLC, Starboard V&O CLP, Starboard Value R LP, Starboard Value R GP LLC, Starboard Value LP, Starboard Value GP, Principal Co, Principal GP, and Messrs. Smith, Mitchell and Feld is 777 Third Avenue, 18th Floor, New York, New York 10017. The address of the principal office of Starboard V&O Fund is 89 Nexus Way, Camana Bay, PO Box 31106, Grand Cayman KY1-1205, Cayman Islands.

The information in this table and footnote is based solely on information contained in Schedule 13D/A filed with the SEC on February 23, 2015 by the persons and entities named in this footnote and Form 4 filed with the SEC on March 3, 2015 by Mr. Feld.

(8)

The address for BlackRock, Inc., is 40 East 52nd Street, New York, NY 10022. BlackRock, Inc. has sole voting as to 4,721,006 shares and sole dispositive power as to 4,885,726 shares. The shares reported as being beneficially held by BlackRock, Inc. may be held by one or more of its subsidiaries, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock International Limited,

BlackRock Asset Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co. Ltd. or BlackRock Life Limited. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on January 15, 2015 by BlackRock, Inc.

(9)	The address for Seizert Capital Partners, LLC, is 185 Oakland Avenue, Suite 100, Birmingham, MI 48009. Seizert Capital Partners, LLC has sole voting power as to 2,234,259 shares and sole dispositive power as to 2,820,808 shares. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on January 12, 2015 by Seizert Capital Partners, LLC.
(10)	The address for Frontier Capital Management Co., LLC is 99 Summer Street, Boston, MA 02110. Frontier Capital Management Co., LLC has sole voting power as to 1,442,999 shares and sole dispositive power as to 3,104,888 shares. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on February 13, 2015 by Frontier Capital Management Co., LLC.
(11)	The address for The Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355. The Vanguard Group, Inc. has sole voting power as to 70,173 shares, sole dispositive power as to 3,260,104 shares and shared dispositive power as to 65,173 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 65,173 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 5,000 shares as a result of its serving as investment manager of Australian investment offerings. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on February 10, 2015 by Vanguard Group, Inc.
(12)	Includes 161,296 shares issuable upon exercise of outstanding options held by current officers and directors as a group, exercisable within 60 days of February 27, 2015

EQUITY COMPENSATION PLAN INFORMATION

We have three equity compensation plans that have been approved by our stockholders: the Fifth Amended and Restated 2003 Equity Incentive Plan, the 2003 Employee Stock Purchase Plan and the International Employee Stock Purchase Plan. The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under all of our equity compensation plans, at December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted-Average Exercise Price of Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,616,351	$19.34	5,332,645	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	1,616,351	$19.34	5,332,645

(1)	Includes 4,758,842 shares remaining available for future issuance under the Fifth Amended and Restated 2003 Equity Incentive Plan, 519,685 shares remaining available for future issuance under the ESPP, and 54,118 shares remaining available for future issuance under the International Employee Stock Purchase Plan as of December 31, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2014, except that one Form 4 was filed late for Thomas Lacey with respect to the repurchase of restricted stock by the Company that vested on May 29, 2014.

The following Compensation Committee Report and Audit Committee Report are not considered proxy solicitation materials and are not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Compensation Committee Report and Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. None of the members of the Compensation Committee is currently an officer or employee of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

2. Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, and our Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

March 13, 2015

COMPENSATION COMMITTEE

TIMOTHY J. STULTZ PH.D, CHAIRMAN

PETER A. FELD

GEORGE A. RIEDEL

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.tessera.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Independent Registered Public Accounting Firm’s qualifications and independence, and the performance of the Company’s internal audit function and the Independent Registered Public Accounting Firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2014 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AICPA, Professional Standards, Vol. 1, AU Section 380 (Communication with Audit Committees), as modified or supplemented. The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committee Concerning Independence) and the Audit Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company and the Company’s management.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2015.

February 23, 2015

AUDIT COMMITTEE

JOHN CHENAULT, CHAIRMAN

GEORGE CWYNAR

CHRISTOPHER SEAMS

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Annual Report on Form 10-K and proxy statement, if they have elected to receive proxy materials by mail. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and streetname holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder that has requested to receive proxy materials by mail and you have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report on Form 10-K and proxy statement for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Financial Solutions, Inc., at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Annual Report on Form 10-K and proxy statement mailed to you, please call Investor Relations at (408) 321-6000, send an e-mail request to ir@tessera.com, or write to c/o Investor Relations, Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, CA 95134 and we will promptly deliver the requested copy.

Registered stockholders that have requested to receive proxy materials by mail and have not consented to householding will continue to receive copies of our Annual Reports on Form 10-K and our proxy statements for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of the Annual Reports on Form 10-K and proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Streetname Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this proxy statement is our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, are available free of charge on our website at www.tessera.com or you can request a copy free of charge by calling Investor Relations at 408-321-6000 or sending an e-mail request to ir@tessera.com. Please include your contact information with the request.

By Order of the Board of Directors

TESSERA TECHNOLOGIES, INC.

Sincerely,

/s/ PAUL E. DAVIS

PAUL E. DAVIS

Secretary

San Jose, California

March 18, 2015

Appendix A

TESSERA TECHNOLOGIES, INC.

SIXTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Restricted Stock, Performance Awards, Dividend Equivalents, Restricted Stock Units, Stock Payments and Stock Appreciation Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c) “Award” shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Restricted Stock Unit award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan.

(d) “Award Agreement” shall mean a written or electronic agreement between the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” shall mean and include each of the following:

(i) A transaction or series of transactions (other than an offering of the Company’s Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A)

Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)	After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2(f)(ii)(B) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(h) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the Common Stock of the Company.

(j) “Company” means Tessera Technologies, Inc., a Delaware corporation.

(k) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(l) “Director” means a member of the Board of Directors of the Company.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n) “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 10(c) of the Plan.

(o) “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(p) “Employee” means any person, including executive officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Holder shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q) “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular section shall include any successor section.

(s) “Fair Market Value” means, as of any given date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported in The Wall Street Journal or such other source as the administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(t) “Full-Value Award” means any Award under which a Holder may be issued shares of Common Stock without the Holder tendering consideration therefor in the form of Common Stock or cash at least equal to the Fair Market Value at the date of grant of the Common Stock issuable upon exercise or maturity of the Award.

(u) “Holder” means the holder of an outstanding Award granted under or issued pursuant to the Plan.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w) “Non-Employee Director” means a Director who is not an Employee of the Company.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y) “Option” means a stock option granted pursuant to the Plan.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 10(b) of the Plan.

(bb) “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(i) The Performance Criteria that will be used to establish Performance Goals are limited to the following business criteria with respect to the Company, any Subsidiary or any division or operating unit thereof: (A) revenue, (B) sales, (C) cash flow, (D) earnings per share of Common Stock (including earnings before any one or more of the following: (1) interest, (2) taxes, (3) depreciation, (4) amortization, (5) goodwill impairment charges or (6) non-cash equity-based compensation expense), (E) return on equity, (F) total stockholder return, (G) return on invested capital, (H) return on assets or net assets, (I) income or net income or pre-tax income, (J) operating income or net operating income, (K) operating profit or net operating profit, (L) operating margin, (M) cost reductions or savings or expense management, (N) appreciation in the Fair Market Value of a share of Common Stock, (O) research and development expenses (including research and development expenses as a percentage of sales or revenues), (P) working capital, (Q) market share, (R) completion of acquisitions and partnerships, (S) implementation of new technology by customers or partners, (T) completion of settlements and/or licensing arrangements, (U) new product or technology development milestones, (V) comparisons with various stock market indices, (W) capital raised in financing transactions or other financing milestones, or (X) financial ratios. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(ii) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments will be made to one or more of the Performance Goals established for any Performance Period. Such adjustments may include one or more of the following: (A) items related to a change in accounting principles, (B) items relating to financing activities, (C) expenses for restructuring or productivity initiatives, (D) non-cash charges, including those relating to share-based awards, (E) other non-operating items, (F) items related to acquisitions or other strategic transactions, (G) items attributable to the business operations of any entity acquired by us during the Performance Period, (H) items related to the disposal of a business of segment of a business, (I) items related to discontinued operations that do not qualify as a segment of a business under generally accepted accounting principles (“GAAP”), (J) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period, (K) any other items of significant income or expense which are determined to be appropriate adjustments, (L) items relating to unusual or extraordinary corporate transactions, events or developments, (M) items related to amortization of acquired intangible assets, (N) items that are outside the scope of the Company’s core, on-going business activities, or (O) items relating to any other unusual or nonrecurring events or changes in applicable laws or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(cc) “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, other operational unit or an individual. Unless otherwise specified by the Administrator at the time of grant, the Performance Goals with respect to an Award payable to a Section 162(m) Participant shall be determined on the basis of GAAP.

(dd) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award that is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(ee) “Plan” means this Sixth Amended and Restated 2003 Equity Incentive Plan.

(ff) “Restricted Stock” means shares of Common Stock awarded under Section 8 below.

(gg) “Restricted Stock Unit” shall mean a contractual right awarded under Section 9 to receive in the future a Share or the cash value of a Share.

(hh) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Section 162(m) Participant” shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

(kk) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

(ll) “Service Provider” means an Employee, Director or Consultant.

(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 below.

(nn) “Stock Appreciation Right” shall mean a stock appreciation right granted under Section 11 of the Plan.

(oo) “Stock Payment” shall mean a payment in the form of shares of Common Stock awarded under Section 10(d) of the Plan.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 19,192,997 shares; provided, however, that each Share issued under the Plan pursuant to a Full-Value Award shall reduce the number of available Shares by one and one-half (1.5) shares. Shares issued upon exercise of Awards may be authorized but unissued, or reacquired Common Stock.

(b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3(a) with respect to such Award. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Shares authorized for grant under Section 3(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option or Stock Appreciation Right; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options or Stock Appreciation Rights. Any Shares forfeited by the Holder or repurchased by the Company under Section 8(b) at a price not greater than the price originally paid by the Holder so that such Shares are returned to the Company will again be available for Awards in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3(a) with respect to such Award. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

4. Administration of the Plan.

(a) Administrator. A Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Non-Employee Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3, and such Committee shall be otherwise comprised to comply with all Applicable Laws. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Awards granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; and

(vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

(d) Provisions Applicable to Section 162(m) Participants.

(i) The Administrator, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(ii) Notwithstanding anything in the Plan to the contrary, the Administrator may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of Performance Goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Section 9 or Section 10 that vests or becomes exercisable or payable upon the attainment of Performance Goals which are related to one or more of the Performance Criteria.

(iii) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Sections 8, 9 and 10 which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (A) designate one or more Section 162(m) Participants, (B) select the Performance Criteria applicable to the Performance Period, (C) establish the various Performance Goals, in terms of an objective formula or standard, and amounts of such Awards which may be earned for such Performance Period, and (D) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards to be earned by each Section 162(m) Participant for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Section 162(m) Participant, the Administrator shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(iv) Furthermore, notwithstanding any other provision of the Plan or any Award, the Plan and any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such requirements.

5. Eligibility.

(a) General Eligibility. Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Each Non-Employee Director of the Company shall be eligible to be automatically granted Options at the times and in the manner set forth in Section 12.

(b) No Right to Continuing Service. Neither the Plan nor any Award shall confer upon any Holder any right with respect to continuing the Holder’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) Award Limit. No Service Provider shall be granted, in any calendar year, Awards to purchase more than 1,500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14. For purposes of this Section 5(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 14), the canceled Option will be counted against the limit set forth in this Section 5(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option. In addition, the maximum amount that may be paid in cash during any calendar year with respect to any Award initially payable in cash shall be $1,500,000. The maximum aggregate grant date fair value of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director in any calendar year, as determined in accordance with Financial Accounting Standards Board Accounting

Standards Codification Topic 718, or any successor thereto, shall be $750,000. The limits on Awards set forth in this Section 5(c) are referred to herein collectively as the “Award Limits”).

6. Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). Unless sooner terminated under Section 16 of the Plan, the Plan shall continue in effect until March 18, 2020.

7. Terms of Options.

(a) Limitations on Incentive Stock Options. Each Option shall be designated in the applicable Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Holder during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 7(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Term of Option. The term of each Option shall be stated in the applicable Award Agreement; provided, however, that the term of an Option shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator; provided, however, that the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price per Share shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (B) such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws, (C) upon the exercise of all or a portion of an unvested Option pursuant to Section 7(f), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and (D) full payment for the Shares with respect to which the Option is exercised, including payment of any applicable withholding tax. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.

Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Holder, in the name of the Holder and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s death or Disability, such Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Optionee. If a Holder ceases to be a Service Provider as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Optionee. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement, by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Regulatory Extension. A Holder’s Award Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(b) or (ii) the expiration of a period of thirty (30) days after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

(f) Early Exercisability. The Administrator may provide in the terms of a Holder’s Award Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any repurchase, forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

(g) Options in Lieu of Compensation. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to Non-Employee Directors in lieu of directors’ fees which would otherwise be payable to such Non-Employee Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

8. Restricted Stock Awards.

(a) Rights to Purchase. Restricted Stock may be issued to Service Providers either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any, and the time within which such person must accept such offer; provided, however, that the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. Restricted Stock may also be awarded in consideration for past services actually rendered to the Company for its benefit. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(b) Repurchase Option; Forfeiture. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability). If no cash consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall be forfeited to the Company, without consideration, upon the voluntary or involuntary termination of the Holder’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right or forfeiture provisions shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Award Agreement; provided, however, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

(c) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once Restricted Stock is issued, the Holder shall have rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is issued, except as provided in Section 14 of the Plan. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

9. Restricted Stock Unit Awards

(a) Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

(b) Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

(c) Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

(d) Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (i) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (ii) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

(e) Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is a Service Provider; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a termination of the Holder’s relationship as a Service Provider following a termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.

10. Performance Awards, Dividend Equivalents, and Stock Payments.

(a) Eligibility. One or more Performance Awards, Dividend Equivalents and/or Stock Payments may be granted to any Service Provider whom the Administrator determines should receive such an Award.

(b) Performance Awards.

(i) Any Service Provider selected by the Administrator may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Goals or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Service Provider.

(ii) Without limiting Section 10(b)(i), the Administrator may grant Performance Awards to any Service Provider in the form of a cash bonus payable upon the attainment of Performance Goals which are established by the Administrator and relate to one or more of the Performance Criteria over a Performance Period determined by the Administrator. Any such cash Performance Award paid to a Section 162(m) Participant shall be based upon Performance Goals established in accordance with the provisions of Section 4(d).

(c) Dividend Equivalents.

(i) Any Service Provider selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

(ii) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

(iii) Notwithstanding the foregoing, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(d) Stock Payments. Any Service Provider selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

(e) Term. The term of a Performance Award, Dividend Equivalent and/or Stock Payment, if any, shall be set by the Administrator in its discretion.

(f) Purchase Price. The Administrator may establish the purchase price, if any, of a Performance Award or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by Applicable Law.

(g) Exercise Upon Termination of Relationship as a Service Provider. A Performance Award, Dividend Equivalent and/or Stock Payment is exercisable or payable only while the Holder is a Service Provider, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent and/or Stock Payment may be exercised or paid subsequent to a termination of the Holder’s relationship as a Service Provider following a termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control , or because of the Holder’s retirement, death or Disability, or otherwise.

(h) Form of Payment. Payment of the amount determined under Section 10(b) or 9(c) above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Section 10 is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 17.

(i) References to Deferred Stock in Prior Awards. For the avoidance of doubt, all references in Awards of “Deferred Stock” granted prior to the Effective Date under the Company’s Fifth Amended and Restated 2003 Equity Incentive Plan are “Restricted Stock Units” under the Plan.

11. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Service Provider selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(b) Term; Exercise Price. A Stock Appreciation Right shall have a term set by the Administrator; provided, that the term of a Stock Appreciation Right shall be no more than ten (10) years. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator; provided, that the per share exercise price of a Stock Appreciation Right shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant of such Stock Appreciation Right. A Stock Appreciation Right is exercisable only while the Holder is a Service Provider; provided that the Administrator may determine that the Stock Appreciation Right may be exercised subsequent to termination of the Holder’s relationship as a Service Provider without cause, or following a Change of Control, or because of the Holder’s retirement, death or Disability, or otherwise.

(c) Entitlement Upon Exercise. A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

(d) Payment and Limitations on Exercise.

(i) Payment of the amounts determined under Section 9(c) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 17.

(ii) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

12. Automatic Awards to Non-Employee Directors.

(a) During the term of the Plan, a person who is initially elected or appointed to the Board and who is a Non-Employee Director at the time of such initial election or appointment automatically shall be granted 10,000 shares of Restricted Stock (subject to adjustment as provided in Section 14) on the date of such initial election or appointment (an “Initial Restricted Stock Award”).

(b) In addition, during the term of the Plan, each Non-Employee Director automatically shall be granted a combination of Options and/or Restricted Stock on the date of each annual meeting of stockholders (a “Subsequent Award”); provided, however, that a person who is initially elected to the Board at an annual meeting of stockholders and who is a Non-Employee Director at the time of such initial election shall receive only an Initial Restricted Stock Award on the date of such election and shall not receive a Subsequent Award until the date of the next annual meeting of stockholders following such initial election. Each Subsequent Award shall consist of (i) an Option to purchase such number of shares of Common Stock as is determined by dividing (A) the dollar amount of the Subsequent Award to be paid in Options, if any, by (B) (1) the Fair Market Value per share of the Common Stock on the date of grant of such Option divided by (2) two (2) (subject to adjustment as provided in Section 14) (a “Subsequent Option”), and (ii) such number of shares of Restricted Stock as is determined by dividing (A) the dollar amount of the Subsequent Award to be paid in Restricted Stock, if any, by (B) the Fair Market Value per share of the Common Stock on the date of grant of such Restricted Stock (subject to adjustment as provided in Section 14) (a “Subsequent Restricted Stock Award”). The Compensation Committee of the Board shall determine the allocation of each Subsequent Award among Options and/or Restricted Stock prior to the date of grant of such Subsequent Award; provided, however, that the total dollar value of each Subsequent Award shall equal $100,000. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will not receive an Initial Restricted Stock Award pursuant to Section 12(a) above, but to the extent that they are otherwise eligible, will receive, after retirement from employment with the Company, Subsequent Awards as described in the preceding sentence.

(c) The exercise price per share of the shares subject to each Subsequent Option granted to a Non-Employee Director shall equal one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(d) Except as otherwise provided in this Section 12, Initial Restricted Stock Awards and Subsequent Restricted Stock Awards granted to Non-Employee Directors pursuant to this Section 12 shall be subject to the terms and conditions of Section 8. Initial Restricted Stock Awards and Subsequent Restricted Stock Awards shall be subject to forfeiture to the Company upon the voluntary or involuntary termination of the Non-Employee Director’s service with the Company for any reason (including death or Disability). Initial Restricted Stock Awards granted to Non-Employee Directors shall be released from the forfeiture restriction over four (4) years, with twenty-five percent (25%) of the shares subject to each Restricted Stock Award being released from the forfeiture restriction on each of the first four (4) anniversaries of the date of grant of the Award, unless otherwise determined by the Administrator. Subsequent Restricted Stock Awards granted to Non-Employee Directors shall be released from the forfeiture restriction on the first to occur of (i) the first anniversary of the date of grant of the shares subject to the Restricted Stock Award or (ii) the day prior to the next occurring annual meeting of stockholders following the date of grant of the shares subject to the Restricted Stock Award, unless otherwise determined by the Administrator.

(e) Except as otherwise provided in this Section 12, Subsequent Options granted to Non-Employee Directors pursuant to this Section 12 shall be subject to the terms and conditions of Section 7. Subsequent Options granted to Non-Employee Directors shall vest and become exercisable on the first to occur of (i) the first anniversary of the date of grant of the Option or (ii) the day prior to the next occurring annual meeting of stockholders following the date of grant of the Option, unless otherwise determined by the Administrator. Subject to Sections 7(d)(ii), (iii) and (iv), the term of each Option granted to a Non-Employee Director shall be ten (10) years from the date the Subsequent Option is granted.

13. Non-Transferability of Awards.

(a) No Award under the Plan may be sold, pledged, assigned hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.

(b) During the lifetime of the Holder, only he or she may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution

14. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Subject to Section 14(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock (other than an Equity Restructuring) such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued, adjustments to the Award Limits, and adjustments of the manner in which shares subject to Full Value Awards will be counted);

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii) the grant or exercise price with respect to any Award.

(b) Subject to Sections 14(d) and (e), in the event of any transaction or event described in Section 14(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been obtained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future; and

(v) To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided that for a specified period of time prior to such event, such Award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Award Agreement upon some or all Shares may be terminated.

(c) Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) In the event of a Change of Control, then each outstanding Award shall be assumed or an equivalent Award or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or a Parent or a Subsidiary of the successor corporation refuses to assume or substitute for each outstanding Award, the Holders shall fully vest in and have the right to exercise, if applicable, each outstanding Award as to all of the Shares covered thereby, including Shares as to which would not otherwise be vested and/or exercisable and/or payable. If an Award becomes fully vested and/or exercisable and/or payable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify all Holders that all outstanding Awards shall be fully vested and/or exercisable and/or payable for a period of at least fifteen (15) days prior to the closing of the Change of Control (or such other period as determined by the Administrator), and any Awards that are not exercised, if applicable, within such period shall terminate immediately prior to the Change of Control. For the purposes of this paragraph, an outstanding Award shall be considered assumed if, following the consummation of the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the consummation of the Change of Control, the consideration (whether stock, cash, or other securities property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or payment of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(e) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 14 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14(a) and 14(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 14(f) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued under the Plan, adjustments to the Award Limits in Section 5(c), and adjustments of the manner in which shares subject to Full Value Awards will be counted).

15. Time of Granting Options and Stock Purchase Rights. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. Without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14, (a) increase the limits imposed in Section 3(a) on the maximum number of Shares which may be issued under the Plan or the individual Award Limits imposed in Section 5(c), (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 24, (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 24, or (d) amend the Plan in any manner that requires stockholder approval under Applicable Laws.

(c) Effect of Amendment or Termination. No amendment alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Consideration. The Administrator shall determine the methods by which payments by any Holder with respect to Awards granted under the Plan shall be made, including, without limitation: (i) cash, (ii) check, (iii) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, (iv) with the consent of the Administrator, other Shares which (A) in the case of Shares acquired from the Company, have been owned by the Holder for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the payments required, (v) with the consent of the Administrator, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award, (vi) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Awards and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Award exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (vii) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company. In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Award may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and payment in the manner prescribed by the preceding sentences shall not be permitted to the extent that the Administrator determines that payment in such manner may result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other Applicable Law.

(d) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to satisfy such obligations by any payment means described in Section 17(c) hereof, including, without limitation, by allowing such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the

Holder of such Award within six (6) months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

18. Loans. The Administrator may, in its discretion, extend one or more loans to Service Providers in connection with the exercise or receipt of an Award granted or awarded under the Plan. The terms and conditions of any such loan shall be set by the Administrator. Notwithstanding the foregoing, no loan shall be made under this Section to the extent such loan shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other Applicable Law. In the event that the Administrator determines in its discretion that any loan under this Section may be or will become prohibited by Section 13(k) of the Exchange Act or other Applicable Law, the Administrator may provide that such loan shall be immediately due and payable in full and may take any other action in connection with such loan as the Administrator determines in its discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.

19. Section 16. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. In addition, if the Board determines that Awards which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth (5th) year following the year in which the Company’s stockholders previously approved the Performance Criteria.

23. Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (y) the Holder incurs a termination of service for cause; and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

24. Prohibition on Repricing. Subject to Section 14, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 24, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

25. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

26. Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

TESSERA TECHNOLOGIES, INC.

SIXTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

SUB-PLAN FOR ISRAELI PARTICIPANTS

1. Application. This Sub-Plan for Israeli Participants in the Tessera Technologies, Inc. Sixth Amended and Restated 2003 Equity Incentive Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to Awards (as defined below) granted to Employees and Non-Employees, who are (or are deemed to be) residents of the State of Israel for the purpose of payment of taxes and forms an integral part of the Tessera Technologies, Inc. Sixth Amended and Restated 2003 Equity Incentive Plan (the “Plan”). Only Options, Restricted Stock Units and Restricted Stock awards may be granted under this Sub-Plan. Options and Restricted Stock Unit Awards granted under this Sub-Plan are intended to qualify under either Section 3(9) or Section 102 of the Ordinance, as applicable. Restricted Stock Awards granted under this Sub-Plan are intended to qualify under Section 102 of the Ordinance.

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Employees and Non-Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2. Definitions. Definitions as set out in Section 2 of the Plan are applicable to this Sub-Plan. In addition, the following definitions shall apply to this Sub-Plan:

(a) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, U.S. and Israeli tax laws, Israeli securities laws, Israel’s Companies Law—1999, and Foreign Currency Control Law, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan and the Sub-Plan, as are in effect from time to time.

(b) “Award” shall mean an Option, a Restricted Stock Unit or a Restricted Stock award, which may be awarded or granted under this Sub-Plan.

(c) “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder, which shall contain such terms and conditions with respect to an Award, as the Administrator shall determine, consistent with the Plan and this Sub-Plan.

(d) “Capital Gain Award (CGA)” means a Trustee 102 Award elected and designated by the Company, or its Parent, or Subsidiary, to qualify under the capital gain tax treatment, in accordance with the provisions of Section 102(b)(2) of the Ordinance.

(e) “Controlling Shareholder” shall have the meaning given to such term in Section 32(9) of the Ordinance.

(f) “Employee” means any person, who is an employee, executive, officer, office holder or a director, employed by, or providing services to, the Company or any Parent or Subsidiary, who is (or is deemed to be) a resident of the State of Israel for the purpose of payment of taxes, excluding a Controlling Shareholder. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Parent or Subsidiary, as applicable; or (ii) transfers between locations of the Company or between the Company, any Parent, any Subsidiary, or any successor.

(g) “Holder” means the holder of an outstanding Award granted under or issued pursuant to this Sub-Plan.

(h) “ITA” means the Israeli Tax Authority.

(i) “Non-Employee” means a Consultant, advisor, Controlling Shareholder or any other person, who is (or is deemed to be) a resident of the state of Israel for the payment of taxes and provides services to the Company or its Parent or Subsidiary, but who is not an Employee.

(j) “Non-Trustee 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in Trust by a Trustee.

(k) “Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, and any regulations, rules, orders or procedures promulgated thereunder.

(l) “Ordinary Income Award (OIA)” means a Trustee 102 Award elected and designated by the Company to qualify for ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

(m) “Rights” means any and all rights, securities or property, issued in respect of the Common Stock subject to the Restricted Stock awards or in respect of Common Stock resulting from the exercise of Options or vesting of Restricted Stock Units under this Sub-Plan, including bonus shares, but excluding cash dividends.

(n) “Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

(o) “Section 102 Award” means an Award granted to an Employee and intended to qualify under Section 102.

(p) “Section 3(9) Award” means an Option or a Restricted Stock Unit award granted to a Non-Employee and intended to qualify under Section 3(9) of the Ordinance.

(q) “Trust” means that certain trust established by the Company with the Trustee for the purpose of holding Awards or Shares issued pursuant to Awards or any Rights thereof, in accordance with Section 102.

(r) “Trust Agreement” means that certain trust agreement(s) entered into by the Company and the Trustee with respect to the Trust.

(s) “Trustee” means a trustee appointed by the Administrator and approved by the ITA in accordance with Section 102, to hold in Trust for the benefit of a Holder Awards or Shares, issued pursuant to an Award, or any Rights thereof.

(t) “Trustee 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in Trust by a Trustee for the benefit of a Holder.

3. Effectiveness of Sub-Plan. This Sub-Plan shall become effective upon its adoption by the Board.

4. Eligibility. Awards may be granted to Employees and Non-Employees who are Service Providers and who are (or are deemed to be) residents of the State of Israel for the purpose of payment of taxes. Section 102 Awards may only be granted to Employees and Section 3(9) Awards may only be granted to Non-Employees.

5. Awards Under Section 102.

(a) Designation Subject to Section 102. The Company may designate Awards to Employees pursuant to Section 102 as Non-Trustee 102 Awards or Trustee 102 Awards, subject to the terms and conditions set forth in Section 102. Trustee 102 Awards may either be classified as CGAs or OIAs (the “Tax Route(s)”). No Trustee 102 Awards may be granted under this Sub-Plan to any eligible Employees, until the lapse of at least 30 days from the day the Sub-Plan and the Company’s election of the type of Trustee 102 Awards (as CGA or OIA) (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning with the date of grant of the first Trustee 102 Award under this Sub-Plan, and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Awards under this Sub-Plan. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected (CGA or OIA) during the period indicated in the preceding sentence, and shall apply to all Trustee 102 Awards granted during the period the Election is in effect, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee 102 Awards to the eligible Employees at any time.

(b) Issuance of Shares to Trust. In the event the Company grants Trustee 102 Awards, each Award, and each Share issued pursuant to or upon the exercise of an Award (and any other Right received in respect of such Shares while such Shares are held in the Trust) shall be deposited with the Trustee and held in Trust for the benefit of the Holder, for the period of time required by Section 102 (the “Minimum Trust Period”), until such time that such Awards, Shares or Rights are released from the Trust as herein provided. The Trustee shall hold such Awards, Shares or Rights pursuant to the instructions provided by the Administrator from time to time, provided such instructions are consistent with the terms of the Plan and the Sub-Plan, the Trust Agreement and all Applicable Laws. Upon grant of a Trustee 102 Award, the Holder will sign an undertaking declaring that he/she is familiar with the provisions of Section 102 and the elected Tax Route and that he/she undertakes not to sell or transfer the Trustee 102 Awards or Rights prior to the lapse of the Minimum Trust Period, unless he/she pays all taxes, which may arise in connection with such sale and/or transfer.

(c) Minimum Trust Period; Release of Awards and Shares from Trust. With respect to any Trustee 102 Awards, subject to the provisions of Section 102, in order to obtain favorable Trustee 102 Awards tax treatment, a Holder shall not be entitled to sell or release from Trust any Award, Share issued pursuant to or upon the exercise of any Award and/or any Rights received with respect to such Trustee 102 Award, until the lapse of the Minimum Trust Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Minimum Trust Period, the implications under Section 102 shall apply to, and shall be borne by, such Holder. In the event the requirements for Trustee 102 Awards are not met, then the Trustee 102 Awards shall be regarded as Non-Trustee 102 Awards, all in accordance with the provisions of Section 102.

(d) Condition to Release of Awards and Shares from Trust. No 102 Awards or Shares issued upon the exercise of an Award (or Rights received in respect of such Shares while such Shares are held in the Trust) shall be sold or released from the Trust to the Holder unless and until such Holder shall have satisfied all of such Holder’s tax obligations with respect to such Awards, Shares or Rights (including, without limitation, social security and health insurance payments, if applicable) and shall have provided the Trustee with sufficient confirmation of the satisfaction of such tax obligations, in a form satisfactory in the opinion of the Trustee. The Holder shall satisfy such tax obligations in any manner contemplated by Section 6 below.

(e) Rights as a Stockholder While Shares are Held in Trust. Once Restricted Stock is issued and/or Shares are issued upon the exercise of an Option or vesting of a Restricted Stock Unit, the Holder shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. The Holder shall be entitled to receive dividends with respect to such Shares and to vote the same at any meeting of the stockholders of the Company. For so long as such Shares are held in the Trust by the Trustee on behalf of a Holder, the cash dividends paid with respect thereto shall be remitted directly to such Holder. In the event a stock dividend (including bonus Shares and any Rights with respect to the Shares) is declared on Shares held in the Trust by the Trustee on behalf of a Holder, such stock dividend shall be issued to the Trustee for the benefit of such Holder, shall be subject to the provisions of the Plan and this Sub-Plan, and the Minimum Trust Period for such Rights shall be measured from the commencement of the Minimum Trust Period applicable to such Shares with respect to which the dividend was declared, subject to Applicable Laws. Furthermore, such Rights shall be subject to the Taxation Route under Section 102, which is applicable to such Shares. No adjustment shall be made for a dividend or other Right for which the record date is prior to the date the Shares are issued, except as provided in the Plan and in this Sub-Plan. For so long as Shares are held in Trust by the Trustee on behalf of a Holder, the voting rights at the Company’s general meeting attached to such Shares will remain with the Trustee. However, the Trustee shall not exercise such voting rights at general meetings. The Trustee shall not be required to notify the Holder of any Shares held in the Trust of any meeting of the Company’s stockholders.

(f) Non-transferability of Awards Held in Trust. Without derogating from the limitations on transferability of Awards as specified in the Plan and in this Sub-Plan, as long as Awards are held by the Trustee on behalf of a Holder, such Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution.

(g) Certain Awards Not Required to be Held in Trust. Section 3(9) Awards and Non-Trustee 102 Awards (including any Rights received with respect thereof) are not required to be held in the Trust and shall not be subject to the provisions of this Section 5.

6. Tax Implications.

(a) Tax Consequences. Any tax consequences arising from the grant, exercise (if applicable), or vesting of any Awards, from the payment for Shares covered thereby, or from any other event or act (of the Company, its Parent or Subsidiary, the Trustee or the Holder), hereunder, shall be borne solely by the Holder (including, without limitation, the Holder’s social security and national health insurance payments, if applicable). The Company and/or its Parent or Subsidiary, and/or the Trustee shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, the Holder shall agree to indemnify the Company and/or its Parent or Subsidiary and/or the Trustee and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Holder.

(b) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any taxes or other sums required by all Applicable Laws to be paid or withheld with respect to the issuance, vesting, exercise, sale or release from the Trust of any Award or any Shares issued upon the exercise of an Award (or Rights issued with respect to such Shares). The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to satisfy such tax or other obligations by the delivery to the Company, the Trustee or the appropriate authorities of cash in an amount equal to the sums required to be paid or withheld, may also allow such Holder to elect to have the Company withhold Shares otherwise issuable under such Award or may allow the return of Shares having a Fair Market Value equal to the sums required to be paid or withheld. Notwithstanding any other provision of the Plan and this Sub-Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise, sale or release from the Trust of any Award or any Shares issued upon the exercise of an Award (or Rights issued with respect to such Shares) (or which may be repurchased from the Holder of such Award within six (6) months after such Shares were acquired by the Holder from the Company) in order to satisfy the Holder’s tax or other liabilities with respect to the issuance, vesting, exercise, sale or release from the Trust of any Award or any Shares issued upon the exercise of an Award (or Rights issued with respect to such Shares), shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the statutory tax rates that are applicable to such taxable income. In addition, without derogating from the Holder’s obligations to pay taxes or other sums as and when due, upon the sale by a Holder of any Shares held in the Trust or release of such Shares from the Trust, the Company may (by itself or through the Trustee) withhold from the proceeds of such sale all applicable taxes or other amounts, in which event the Company (or the Trustee) shall remit the amount withheld to the appropriate authorities, shall pay the remaining balance of such sale proceeds to the Holder and shall report to such holder the amount so withheld and paid to said authorities.

(c) No Release of Awards or Shares Until Payments Made. The Company and/or, when applicable, the Trustee shall not be required to release any Award and/or Shares to a Holder until all required payments have been fully made.

(d) Guarantee. With respect to a Non-Trustee 102 Award, if the Holder ceases to be employed by the Company or any Parent or Subsidiary thereof, the Holder shall extend to the Company and/or its Parent or Subsidiary, a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102.

(e) Dividends. Any dividends payable with respect to Shares issued with respect to any Awards granted pursuant to this Sub-Plan shall be subject to any applicable taxation on the distribution of dividends, and when applicable subject to the provisions of Section 102.

7. Compliance with Applicable Laws. This Sub-Plan shall be subject to all Applicable Laws. The grant of Awards and Rights and the issuance of Shares upon the exercise of Awards under this Sub-Plan shall entitle the Company to require recipients of Awards to comply with such Applicable Laws as may be necessary. Furthermore, the grant of any Awards under this Sub-Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over this Sub-Plan and the Awards and Rights granted thereunder.

8. Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of the State of Israel apply.

TESSERA TECHNOLOGIES, INC.

SIXTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

SUB-PLAN FOR IRISH PARTICIPANTS

1. Application. This Sub-Plan for Irish Participants in the Tessera Technologies, Inc. Sixth Amended and Restated 2003 Equity Incentive Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to Awards (as defined below) granted to Employees and Non-Employees, who are (or are deemed to be) residents of the Republic of Ireland for the purpose of payment of taxes and forms an integral part of the Tessera Technologies, Inc. Sixth Amended and Restated 2003 Equity Incentive Plan (the “Plan”).

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Employees and Non-Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2. Data Protection. It shall be a term and condition of each Award granted under this Sub-Plan that the Participant agrees and consents to:

(a) the collection, use and processing of his or her Personal Data (as defined below) by any member of the Company or any Parent or Subsidiary and the transfer of his or her Personal Data to any third party administrator of the Plan and any broker through whom Shares are to be sold on behalf of the Participant;

(b) the Company and its Parents and Subsidiaries and the third party administrator of the Plan transferring the Participant’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and the grant of Awards and the acquisition of Shares pursuant to Awards;

(c) the use of Personal Data by any such person for any such purposes; and

(d) the transfer to and retention of Personal Data by third parties (including any situated outside the European Economic Area) for or in connection with such purposes.

For the purpose of this Section 2, “Personal Data” means Participant’s name, home address, e-mail address and telephone number, date of birth, social security number or equivalent, details of all rights to acquire Shares or other securities issued or transferred to such Participant pursuant to this Plan and any other personal information which could identify the Participant and is necessary for the administration of this Plan.

3. Not a Contract of Employment. Notwithstanding any other provision of this Plan or any Award Agreement:

(a) the Plan shall not form part of any contract of employment between the Company or any subsidiary and a Participant;

(b) unless expressly so provided in his or her contract of employment, a Participant has no right or entitlement to be granted an Award or any expectation that an Award might be made to him, whether subject to any conditions or at all;

(c) the benefit to Participant of participation in the Plan (including, in particular but not by way of limitation, any Awards held by him or her) shall not form any part of his or her remuneration or count as his remuneration for any purpose and shall not be pensionable;

(d) the rights or opportunity granted to Participant on the making of an Award shall not give the Participant any rights or additional rights and if a Participant ceases to be employed by the Company or any Parent or Subsidiary, Participant shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by him or her which lapse by reason of his ceasing to be employed by the Company or any Parent or Subsidiary) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(e) the rights or opportunity granted to Participant on the making of an Award shall not give the Participant any rights or additional rights in respect of any pension scheme operated by the Company or any Parent or Subsidiary;

(f) Participant shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain Shares, or any interest in Shares pursuant to an Award in consequence of the loss or termination of his office or employment with the Company or any present or past Parent or Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair); and

(g) by accepting the grant of an Award and not renouncing it, Participant is deemed to have agreed to the provisions of this Section 3.

4. Tax Consequences. Any tax consequences arising from the vesting or distribution or otherwise pursuant to an Award shall be borne solely by the Participant (including, without limitation, the Participant’s social security and national health insurance payments, if applicable). The Company and/or its Parent or Subsidiary shall be entitled to withhold taxes (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source. The provisions of paragraph (b) below shall set out what will occur if the Company and/or its Parent or Subsidiary are required by applicable laws to make a deduction or withholding. Furthermore, the Participant shall agree to indemnify the Company and/or its Parent or Subsidiary and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

5. Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of the Republic of Ireland apply.

TESSERA TECHNOLOGIES, INC.

SIXTH AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

SUB-PLAN FOR ROMANIAN PARTICIPANTS

1. Application. This Sub-Plan for Romanian Participants in the Tessera Technologies, Inc. Sixth Amended and Restated 2003 Equity Incentive Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to Awards (as defined below) granted to Employees and Non-Employees, who are (or are deemed to be) residents of the Romania for the purpose of payment of taxes and forms an integral part of the Tessera Technologies, Inc. Sixth Amended and Restated 2003 Equity Incentive Plan (the “Plan”).

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Employees and Non-Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2. Data Privacy Provisions. In consideration of the processing operations that shall be carried out as part of a Services Provider’s participation in this Plan, the Company hereby provides each Holder with certain data privacy related information:

(a) Personal Data. “Personal Data” means any information referring to a natural person, identified or identifiable; an identifiable person is a that person who can be identified, directly or indirectly, particularly with reference to an identification number or to one or more factors specific to details of his physical, physiological, economical, cultural or social characteristics. To avoid any possible misunderstanding, it is agreed that the “Personal Data” referred to in this Plan are those mentioned below.

(b) By signing an Award Agreement, a Holder agrees and fully consents with the procession of the personal data communicated to the Company herein, respectively:

(i) Personal information (name, date of birth, gender, marital status, address, place of work, telephone number, mobile number, fax number, e-mail, family size, passport or visa information, age, language, skills, drivers license information, birth certificate);

(ii) Background information (education, including schools attended, and dates of attendance, degrees or diplomas granted, training, work history, including names of employers, dates of employment, and compensation information);

(iii) Compensation information (wages or salary, commissions, bonuses, stock option award and exercise information, employee stock purchase plan information, pensions);

(iv) Signature; and

(v) Bank account number.

(c) By signing an Award Agreement, each Holder gives his or her explicit consent to the Company to process any such personal data, either directly or through third parties. Holders also provide explicit consent to the Company to transfer any personal data indicated above outside of the country in which they work or are employed, in so far this transfer is required in relation to the Holders’ participation to this Plan and for the purposes described below. The Company shall ensure that all personal data that is transmitted will be kept confidential and used only for legitimate Company purposes as described below.

(d) The Company shall use the Holders’ personal data only in relation to the latter’s participation to this Plan and the granting of the Awards and managing thereof. Thus, the Company shall process the Holders’ data for the following main purposes:

(i) verifying the general eligibility and the compliance with the necessary conditions in order to receive grants;

(ii) administering and maintaining the Holder’s records;

(iii) internal compensation and benefit planning;

(iv) transmitting the personal data to third parties interested in purchasing the Company’s shares or the Company’s assets, to the Administrator, to the legal counsel to the Company, to the accountants for the Company and to any other person that the Company may find in its administration of this Plan to be appropriate.

(e) A Holder shall be fully liable for the accuracy of the information he or she provides to the Company.

(f) In connection with the processing carried out as part of their participation to this Plan, Holders have the following rights:

(i) The right to be informed. Each Holder has been informed by reading the present notice about the identity of the Company, the purpose for which the data are processed by the Company, the existence of the rights provided by law for the protection of personal data, as well as the conditions of exercising, the categories of recipients to whom the personal data are disclosed.

(ii) The right to have access to data. Each Holder has the right, upon a written, dated and signed request, to obtain from the Company the confirmation of the fact that the data related to the Holder are or are not processed by the Company. This request is to be accomplished for free in the limit of one request per year.

(iii) The right of intervention. Each Holder has the right to request to the Company, upon a written, dated and signed request, the following:

(A) the rectification, the up-dating, the blocking or the erasure of the incomplete, inexact data or of illegal processions;

(B) the transformation of illegal personal data in anonymous data;

(C) the notification of the third parties with regard to the operations provided at (A) and (B) above.

(iv) The right of opposition. Each Holder has the right to oppose every moment, upon a written, dated and signed request, to the procession of his/her personal data, due to well-grounded and lawful reasons in connection to his/her particular situation;

(v) The right of not being subject to an individual decision. The right to demand and receive:

(A) the withdrawal or cancellation of a decision that produces juridical effects concerning the Holder, adopted exclusively on a personal data processing basis, carried out through automatic means, destined to evaluate some aspects of the Holder’s personality and/or professional competence, credibility, behavior or other such aspects;

(B) re-evaluation of any decisions regarding the Holder, and which affects the Holder in a significant manner, if the decision was adopted exclusively on a basis of data processing that meets the conditions stated under letter (A) above.

(vi) The right to refer to a court of law. Each Holder has the right to refer to a court of law in defense of any rights guaranteed by the law regarding the protection of personal data processions.

(g) In undertaking the envisaged processing, the Company shall take all necessary measures to ensure the confidentiality of the Holder’s data and the security of the processing, in accordance with the legal provisions in force.

3. Governing Law. The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of Romania without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Romania apply.

Appendix B

(in $ millions)	2013	2014
Reconciliation of GAAP Revenue to Recurring Revenue
Total revenue	$168.8	$278.8
Less: episodic revenue	(65.7)	(129.0)

Recurring revenue	$103.1	$149.8

Reconciliation of 2014 GAAP Operating Income to 2014 non-GAAP Operating Profit
GAAP operating income		$165.7
Stock-based compensation expense—research, development and other related costs		2.4
Stock-based compensation expense—selling, general and administrative		9.0
Restructuring, impairment of long-lived assets and other charges and gain on sale of patents		(10.4)
Assumed tax effect at 30%		(50.0)

Non-GAAP operating profit		$116.7

Reconciliation of 2014 GAAP Revenue to 2014 IP Business Revenue
Total revenue		$278.8
Less: revenue from licensing of software and other revenue sources		(23.2)

Revenue from IP business		$255.6

Reconciliation of 2014 GAAP Operating Income to 2014 non-GAAP Operating Profit from IP Business
GAAP operating income		$165.7
Stock-based compensation expense—research, development and other related costs		2.4
Stock-based compensation expense—selling, general and administrative		9.0
Restructuring, impairment of long-lived assets and other charges and gain on sale of patents		(10.4)
Revenue directly associated with FotoNation subsidiaries		(23.2)
Operating expenses directly associated with FotoNation subsidiaries		14.0
Assumed tax effect at 30%		(47.3)

Non-GAAP operating income from IP business		$110.3

Reconciliation of 2014 GAAP Expenses to 2014 non-GAAP IP Business Expenses
GAAP total operating expenses		$113.1
Stock-based compensation expense—research, development and other related costs		(2.4)
Stock-based compensation expense—selling, general and administrative		(9.0)
Restructuring, impairment of long-lived assets and other charges and gain on sale of patents		10.4
Operating expenses directly associated with FotoNation subsidiaries		(14.0)

Non-GAAP operating expenses from IP business		$98.1

B-1

VOTE BY INTERNET - www.proxyvote.com
TESSERA TECHNOLOGIES, INC. 3025 ORCHARD PKY SAN JOSE, CA 95134	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors		For	Against	Abstain
01 Richard S. Hill		☐	☐	☐
02 Christopher A. Seams		☐	☐	☐
							For	Against	Abstain
03 Donald E. Stout		☐	☐	☐	3 To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2015.		☐	☐	☐
04 George A. Riedel		☐	☐	☐
05 John Chenault		☐	☐	☐	4 To approve the Company’s Sixth Amended and Restated 2003 Equity Incentive Plan.		☐	☐	☐
06 Thomas Lacey		☐	☐	☐	NOTE: The Company’s stockholders may also transact such other business as properly comes before the meeting or any adjournment or postponement thereof.
07 Tudor Brown		☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2 To hold an advisory vote on executive compensation.		☐	☐	☐
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10K is/are available at www.proxyvote.com.

TESSERA TECHNOLOGIES, INC.

2015 Annual Meeting of Stockholders

3025 Orchard Parkway, San Jose, CA 95134

P: (408) 321-6000

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Thomas Lacey, Paul Davis and Robert Andersen, or any of them acting alone, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tessera Technologies, Inc. to be held on April 30, 2015 at 11:00 a.m. Pacific Daylight Time or at any postponement or adjournment thereof. Each of proposals 1 through 4 are proposed by Tessera Technologies Inc.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are indicated, the holder of the proxy will have the authority to vote “FOR” all seven director nominees on Proposal 1, and “FOR” on Proposals 2, 3, and 4. In his discretion, the holder of the proxy is authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side